Exhibit 99.5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------   In Proceeding for Reorganization under
In re:                                    Chapter 11 of the Bankruptcy Code
NANTUCKET INDUSTRIES, INC.,               CASE NO. 00 B 10867 (AJG)
                         Debtor.

Tax ID No. 58-0962699
---------------------------------------

                            DISCLOSURE STATEMENT TO
                    THE SECOND AMENDED PLAN OF REORGANIZATION
                                    ARTICLE I
                              PRELIMINARY STATEMENT

      NANTUCKET INDUSTRIES, INC. (the "Debtor") and ACCUTONE, INC. submit this disclosure statement (the "Disclosure Statement") pursuant to Section 1125 of the Bankruptcy Code (the "Code"), to all known holders of claims against and interests in the Debtor in order to solicit acceptances or rejections to their Second Amended Joint Plan of Reorganization dated July 5, 2001 (the "Plan").

      The Plan, which is described in greater detail below, provides for the treatment of secured, priority and general unsecured debt, as well as holders of equity interests by means of a distribution on account of the allowed amount of their respective claims and interests of new shares of stock to be issued by the reorganized entity that will result from the acquisition of Accutone, Inc. by the Debtor.

      The purpose of this Disclosure Statement is to provide the creditors of and equity interest holders in the Debtor with adequate information to enable them to make an informed judgment whether to vote to accept or reject the plan of reorganization that is put before them. The Plan is the document that contains the exclusive and final statement of the rights of the creditors and interest holders, including what they will receive, how they are to receive it and what will become of the Debtor if the Plan is approved by the Bankruptcy Court. It is strongly recommended that the proposed Plan be read in its entirety, as the statements in this Disclosure Statement are merely explanations of the Plan. If the Plan is confirmed by the Bankruptcy Court, it will become binding on the Debtor, all creditors and interested parties.

      Creditors and interest holders whose claims and interests are impaired have the right to vote to accept or reject the Plan. Generally speaking, a claim is impaired if the Plan alters the rights to which the holder of the claim would otherwise be entitled. See Article 7-B below for a definition of "impairment." Although the Plan may still be confirmed if the creditors comprising a class do not vote to accept it, the more common way to obtain confirmation of the Plan is by its acceptance by each voting class of creditors and interest holders. A class of creditors accepts the Plan when creditors holding at least two thirds in the dollar amount of claims in such class and more than one-half of the number of creditors in such class who actually cast their ballots have voted to accept the Plan. A class of interest holders accepts the Plan when holders of at least two thirds of the amount of the allowed interests of such class of interests votes to accept the plan. Therefore, the vote of the creditors and shareholders is of great importance.

      This Disclosure Statement has been approved by the Bankruptcy Court 2 as containing information of a type sufficient to enable creditors and interest holders to make an informed decision concerning their vote. No other representations concerning the Debtor, its operations, or the value of its property has been authorized by the Court or the Debtor and none should be relied upon by you in arriving at your decision. Approval of this Disclosure Statement is not to be construed as approval of the Plan by the Court, which will be considered at the hearing on confirmation. In approving a disclosure statement, the Bankruptcy Court does not make any independent determination of the accuracy of the financial information contained therein. That information, as is the case here, is usually based upon the Debtor's books and records and the filed claims of creditors.

            Along with this Disclosure Statement, the following items are enclosed:

            A.    The Plan,

            B. The notice and order fixing the time for the filing of acceptances or rejections of the Plan and a date for the hearing on the Plan (the "Confirmation Hearing"), and

            C.    The ballot for accepting or rejecting the Plan (the "Ballot").

      THE STATEMENTS AND THE FINANCIAL INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. FURTHERMORE, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS BEEN THE SUBJECT OF A CERTIFIED AUDIT WHERE INDICATED AND THE AUDITED STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") AND GENERALLY ACCEPTED AUDITING STANDARDS ("GAAS").

      THIS DISCLOSURE STATEMENT WAS PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTOR SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

      AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

      THE CREDITORS AND EQUITY INTEREST HOLDERS ARE ENCOURAGED TO READ THE PLAN OF REORGANIZATION IN FULL. IN THE EVENT OF CONFIRMATION, IT SHALL CONSTITUTE A LEGALLY BINDING AGREEMENT BETWEEN THE HOLDERS OF CLAIMS AND INTERESTS AND THE DEBTORS.

VOTING ON THE PLAN

      The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for December 10, 2001, at 9:45 a.m., in Room 523 of the Alexander Hamilton Custom House, 1 Bowling

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1   See note 1 above

Green, New York, N.Y. 10004. Holders of claims and interests that are impaired by the Plan may vote for or against the Plan by completing and mailing the enclosed Ballot no later than December 3, 2001 to the attorney for the Debtor, Koerner Silberberg & Weiner, LLP, Attn: Joseph L. Fox, Esq., 112 Madison Avenue, 3rd Floor, New York, NY 10016.

                                   ARTICLE II
                               GENERAL BACKGROUND

      Nantucket Industries, Inc. is currently a dormant company. Until the end of October 1999, when the Company discontinued all business activities, it produced and distributed popular priced, branded men's fashion undergarments for sale to mass merchandisers and national chains throughout the United States.

      The Debtor experienced significant continuing losses in recent years which resulted in severe cash flow issues that negatively impacted the ability of the Debtor to continue its business as formerly structured. While it did $35,000,000 in gross sales in FYE February 28, 1997, by FYE February 28, 1999, sales had declined to $11,518,000. For the company's last partial year of operation, sales totaled approximately $5,000,000. Annexed hereto as Exhibit A is Audited Financial Statement for the Debtor.

      The Debtor produced and sold its products primarily under licensed labels including Brittania, Arrow, Guess? and others. Disruption in these relationships caused the loss of substantial portions of the Debtor's business.

      For example, Levi Strauss & Co., the parent company of Brittania Sportswear Ltd., a licensor, accounted for 49% of the Company's fiscal 1997 sales. Levi created a major disruption when it announced its intention to sell off Brittania. In light of the actions announced by Levi, K-Mart, the largest retailer of the Brittania brand and the Debtor's largest customer, accounting for sales of approximately $11 million in fiscal year 1997, advised the Debtor that it would no longer continue its on-going commitment to the Brittania trademark. In response, the Debtor filed a lawsuit against Levi Strauss & Co. in March 1997 alleging that the licensor breached various obligations under the license agreement, including it's covenant of good faith and fair dealing. The Debtor ultimately settled this litigation in June 1998 and received $725,000 in settlement proceeds. However, a major customer was lost, severely undermining sales.

      Nantucket also produced, under the GUESS? label, women's innerwear for sale to department and specialty stores. In 1998, the Company discontinued its GUESS? line due to the lack of capital resources needed to properly develop and support that product line, and sought to focus its resources on its core men's fashion underwear business. Sales for this product line in fiscal 1999, 1998, and 1997 aggregated $2.7, $7.0, and $4.7 million respectively.

      By mid 1999, the Debtor was informed by Target Stores, one of its four major clients, that it was being discontinued as a vendor.

      Packaging and distribution of the Debtor's product lines was based in its leased facility in Cartersville, Georgia. From November, 1992 to July 1, 1994, the Debtor had a manufacturing facility in Rio Grande, Puerto Rico, and until September 1997 had a manufacturing facility in Cartersville, Georgia. Thereafter and until prior to the cessation of all business activities, all of the Debtor's products were manufactured by offshore production contractors located in Mexico, the Far East and the Caribbean Basin.

      The Company had implemented a restructuring strategy to improve operating results and enhance its financial resources, which included reducing costs, streamlining its operations and closing its Puerto Rico plant. In addition, Management implemented additional steps to reduce its operating costs in an effort to provide the Company with the ability to continue in existence. Major elements of these action plans included the following:

      - The Debtor transferred its domestic manufacturing requirements to foreign manufacturing contract facilities.

      - On October 1, 1997 the Company sold its 152,000 sq. ft. manufacturing and distribution facility in Cartersville, GA to Mimms Enterprises, a Real Estate Investment General Partnership, for cash aggregating $2,850,000. The Company reflected a gain of $793,000, and used the proceeds to repay financing secured by the property, and to reduce long term debt.

      - The Debtor reduced staff associated with the transfer of manufacturing to offshore contractors.

      - In May, 1997 the Debtor relocated its executive offices and showrooms to more appropriate, less costly facilities.

      - In the first quarter of fiscal 1999, the Debtor completed the phase-out of the Guess? product line.

      In connection with the implementation of these actions, the Debtor reflected, in its financial statements for the fiscal years ended February 26, 1994 through March 2, 1996, unusual charges aggregating $6.4 million. These combined charges include approximately $760,000 of expenses incurred in closing the Puerto Rico facility, write-downs and reserves of asset values and other non-cash items ($1.5 million write-off of goodwill, $2.1 million write-downs of inventory, $530,000 write-downs of fixed assets), the accrual for the severance payments to the former Chairman and Vice Chairman of the Board ($1,765,000) and, in fiscal 1996, an unusual credit of $300,000 related to the elimination of a subordinated note payable associated with the purchase of the Puerto Rico facility since the likelihood of payment on such note was considered remote. In fiscal year 1998, the financial statements, through operating results, reflects $1.8 million in charges including $1.2 million associated with the phase out of the GUESS? division ($660,000 inventory write-offs, $540,000 in deferred costs and other charges), with the balance associated with write-downs, and reserves of asset values, and other non cash items.

Financing Arrangements

      The Debtor had a $15 million revolving credit facility with Congress Financial Corp. which expired in March, 1998 and was extended to August 31, 1999. The revolving credit agreement provided for loans based upon eligible accounts receivable and inventory, a $3,000,000 letter of credit facility and purchase money term loans of up to 75% of the orderly liquidation value of newly acquired and eligible equipment. Borrowings bore interest at 2 3/4% above prime. The agreement required, among other provisions, the maintenance of minimum working capital and net worth levels and also contained restrictions regarding payment of dividends. Borrowings under the agreement were collateralized by substantially all of the assets of the Company. As at February 27, 1999 the Debtor was not in compliance with the net worth and working capital covenants and the facility was no longer utilized. The agreement was subsequently terminated by Congress Financial on October 15, 1999 as the line was finally satisfied. Currently the Debtor has no long-term financing facility.

      Simultaneously with the financing transactions with Congress Financial, on March 22, 1994 the Samberg Group, L.L.C., a limited liability company organized under the laws of Delaware with certain senior managers of the Debtor as members, purchased for a $1,000,000 investment of new capital 5,000 shares of the Debtor's Non-Voting Convertible Preferred Stock having a liquidation preference of $200 per share. The Preferred Stock acquired by the Group was convertible into shares of Common Stock, $0.10 par value per share, of the Debtor at the rate of $5.00 per share, and was redeemable by the Debtor at anytime after March 1999. In May 1998, this conversion right was waived by the Samberg Group and the Debtor conditionally agreed to redeem the Preferred Stock. It has not, to date, been redeemed however.

      In August, 1996, the Debtor borrowed the sum of $3,500,000 from an entity called NAN Investors, LP, ("NAN") which was formed by non-insider and unaffiliated lenders, and issued two debentures as of that date to memorialize the indebtedness and to reflect its subordination to the credit facility of Congress Financial Corp. In September, 1997 the Debtor entered into an agreement with NAN to release a security interest in the manufacturing facility at 200 Cook St., Cartersville, Georgia, to facilitate its sale, and to extend the cure period with respect to $172,500 interest payment default on the debentures. The Debtor agreed to pay a portion of the net proceeds from the sale of the property to retire an amount of the subordinated debt ($707,000), a prepayment premium of $176,000, and to place a person, satisfactory to NAN, as a senior operations/financial manager with the company. Because of the condition of default, a forbearance agreement was entered into and extended from month to month until May 1998.

      In May 1998, the Debtor entered into a new agreement with NAN to further extend the cure period with respect to $322,551 in prior interest payment defaults and for the deferral of the interest payment due in August 1998 until December 1998. In addition, the Debtor then agreed to secure the debentures by a security interest on all the assets of the Debtor, subject to Congress Financial's first priority of the revolving credit facility, and to issue five-year warrants convertible to 16,500,000 shares of the Debtor's stock at an exercise price of $ 0.10. The Debtor had its authorized capital increased to the extent necessary to satisfy the conversion rights in full. As of the commencement of this case, the Debtor remained in default for interest payments due since August 1997 on the debentures. There was no forbearance agreement in effect subsequent to December 1998.

      In October 1999 the Debtor's board of directors recognized that the company could no longer continue its operations and it authorized a surrender to NAN of its assets comprising collateral to the NAN loan. These assets consisted of inventory having a value of $430,000 and outstanding accounts receivable in an amount of approximately a half million dollars. On October 12, 1999, the inventory was sold by NAN to American Basics Company LLC, a third party with no affiliation to the Debtor, its management or to NAN, by means of a negotiated sale. The proceeds of this inventory sale and the accounts receivable were applied by NAN towards its outstanding debt. As of the commencement of the case, there remained due to NAN the approximate amount of $800,000.00, which is, upon information and belief, all unsecured. However, if any assets remain in the Debtor's name, they would be encumbered by the NAN security interest.

      In October, 1999 the Debtor terminated all activity at its remaining, rented, facility in Georgia except to place its books and records in storage.

Accutone Proposal

      Shortly after the surrender of assets to NAN, the Debtor's board of directors was apprized of a new business opportunity for the Debtor, i.e. to explore the entry into a new lines of business, for example, through the acquisition of Accutone, Inc. Accutone, a Pennsylvania corporation, was organized in 1996 for the purpose of engaging in the business of the manufacture, distribution and sale of hearing aids. In 1998 Accutone acquired 100% of the outstanding stock of Interstate Hearing Aid Service, Inc., a Pennsylvania corporation. Interstate had been in the business of manufacturing and distributing hearing aids for approximately 35 years. A more thorough discussion of Accutone's business is contained in Article 4 under the section entitled "Accutone's Business." Briefly, at present Accutone has six sales and dispensing offices: two in Pennsylvania; two in Yonkers, New York; and two in Mt. Vernon, New York. In addition, Accutone expects to open one in New Rochelle, New York during September, 2001. Accutone has signed a contract to be the sole provider of hearing aids and audiological services for The Wartburg Senior Care Facility, Mt. Vernon, New York which has a population of approximately 1200 senior residents. Accutone now has two dispensing office in Wartburg's Out-Patient Clinic, which currently provides various medical services to approximately 6000 patients who are treated there annually. It also intends to utilize these offices to treat Accutone's own patients from the proximately located Bronx and Southern Westchester areas. Operations at this facility began on April 1, 2001. Since September, 2000 Accutone has become the preferred provider of audiology services for St. Joseph's Medical Center in Yonkers, New York, as well as four nursing homes in Westchester County, New York. As reflected above, Accutone also operates two sales and dispensing facilities in Pennsylvania, one located in Forty Fort, and the other in Marshalls Creek. It is expanding its business base and, as reflected by its acquisition of the audiology practice of Park Avenue Medical Associates, See New Business Prospects, Article 4, Accutone is actively investigating the possibility of combining with or acquiring other small hearing aid dispensing offices in order to broaden its geographic area of coverage.

      Accutone proposes to contribute all of its assets to the Debtor in exchange for new shares in the reorganized Debtor as more fully set forth in
Article 4 below. Accutone's management believes that the corporate structure of the Debtor would greatly contribute to its business plan and proposed the transaction which forms the basis of the Plan.

Organization of the Debtor

      The Debtor is a public company that was originally organized under the laws of the State of Delaware in 1966. It went public in 1969 and today its stock is held by approximately 1,100 holders.

      There are four (4) subsidiary corporations which are wholly owned by the Debtor. These subsidiaries have been substantially inactive for several years and these subsidiaries will not be reactivated. The subsidiaries are as follows:

      1. Nantucket Hosiery Mills, Inc. is a Delaware corporation that was formed in 1970.

      2. Nantucket Mills, Inc. is a Delaware corporation which was formed in 1992.

      3. Nantucket Hosiery Mills Corp. is a North Carolina corporation which was formed in 1946.

      4. Nantucket Management Corp. is a New York corporation that was formed in 1993, but was dissolved and later reincorporated in March, 2000.

      The Debtor traditionally filed consolidated financial statements that incorporated the financials of all the subsidiaries.

      As explained in greater detail below, the Plan provides for the cancellation of all outstanding shares of stock in the Debtor and the re-issuance of new shares of stock by the reorganized Debtor. All stock of the Subsidiaries will be canceled.

      All holders of allowed claims and stock interests in the Debtor are to receive ratable distribution of the new shares of stock in accordance with the formulas set forth below in the section on treatment of claims and interests. In that manner, the creditors and shareholders of the Debtor will be able to participate in the future growth and expansion of the reorganized Debtor. See
Article 4 below for greater detail.

                                    ARTICLE 3
                             DESCRIPTION OF THE PLAN

      The Plan of Reorganization, jointly proposed by the Debtor and Accutone, is predicated upon the acquisition by the Debtor corporation of the Accutone business and its business prospects in exchange for a distribution of new stock to the current equity holders of Accutone. The resulting combined entity will likewise issue new shares of its stock to all parties in interest in a manner that reflects the respective liquidation preferences of the classes of claims and interests.

ADMINISTRATIVE DEBT

      The costs and expenses of the administration of the Debtor in the course of the reorganization case have priority of distribution pursuant to 11 U.S.C. ss.503 and must be paid in full upon confirmation, unless other terms are agreed upon by the holders of such claims and the Debtor.

      The expenses of administration consist primarily of the fees of professional persons retained by the Debtor in the course of this reorganization and their fees are ultimately subject to allowance and approval by the Bankruptcy Court. Joseph L. Fox, the attorney for the Debtor was paid a retainer fee of $10,000 at the outset of this case,3 and by the time of confirmation of the Plan is anticipated to generate fees totaling approximately $10,000 in addition to the original retainer.

      Frances Katz-Levine, Esq. and Scott Rapfogel, Esq. ("Levine-Rapfogel") proposed special securities co-counsel, application for which is pending at the time of the submission of this Disclosure Statement, is anticipated to generate fees in the approximate sum of $50,000, subject to the allowance of the Bankruptcy Court.

      The firm of Pilotti, Cunzio & Associates has been retained as the accountants for the Debtor to audit its books and certify its statements. It is anticipated that its fees will total $20,000 for those services, subject to the allowance of the Bankruptcy Court. Accutone has advanced the fees for the Debtor's accountant through the date of this Disclosure Statement and will not seek reimbursement.

      John H. Treglia, president of the Debtor since December, 1999, and Marsha Ellis, the Debtor's Controller who has been employed by Nantucket for many years. Mr. Treglia has agreed to waive his compensation and Accutone is taking responsibility, at this time, for the compensation of Ms. Ellis.

----------
      2 As the debtor was without funds, the retainer fee was advanced by John Treglia, the president of the Debtor.


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

CLASS 1 PRIORITY TAX DEBT

      Class 1 consists of governmental taxing authorities whose claims would be entitled to priority of payment pursuant to Section 507(a)(8) of the Bankruptcy Code. According to the Debtor's records, there are no taxes due to government agencies other than personal property tax due to Bartow County, Georgia, for which a claim has been filed in the amount of $71, 187. According to the Debtor's records, however, the amount should be in the range of $19,000. In addition, the Internal Revenue Service filed a priority claim in the approximate amount $745 and the City of New York filed a priority claim in the approximate amount of $9,300. According to the Debtor these claims are without merit. The exact amount of each claim may ultimately require determination by the Bankruptcy Court in a contested proceeding. The allowed amount of these priority claims, and any other such claims which may ultimately be allowed, will be paid in full by the reorganized Debtor in the manner permitted by Section 1129(a)(9)(C) by payment, on account of such claims, of deferred cash payments over a period of six years after the earlier of the date of assessment of such claim or the Effective Date of the Plan, together with interest at the rate provided for in the United States Tax Code as of the date of such payments. The Effective Date is defined in the Plan as the date upon which the order confirming the Plan is final and no longer subject to an appeal.

      The reorganized Debtor will be obligated to make monthly installment payments of $340 for a period of six years, if the claims are allowed in the lesser amounts, and approximately $1,450 per month if the claims are allowed in the amounts for which they are presently filed.

CLASS 2 SECURED DEBT

      Class 2 consists of the secured claim of NAN Investors, LP, the entity that loaned the Debtor through a private placement the original amount of $3,500,000, of which $2,760,000 was memorialized in two 12.5% convertible debentures. NAN is still owed, as of the filing date, the approximate sum of $800,000.00. The claim is secured by the assets of pre-bankruptcy Debtor, pursuant to the blanket security interest granted NAN in 1998 to assure payment of the debt. In October, 1999 the assets of the Debtor were surrendered to NAN in lieu of foreclosure and the Debtor's management believes that there are no assets remaining in the Debtor. If there should be assets which remain, then NAN shall be entitled to take possession and liquidate such assets and to apply the proceeds towards its debt. The unsecured portion of the NAN debt, estimated to be in the amount of $800,000 will be treated as a Class 3 general unsecured claim.

      The Class 2 claim of NAN is not impaired. A full definition of "impairment" for purposes of the Bankruptcy Code is set forth below in Section 7B.

CLASS 3 GENERAL UNSECURED DEBT

      Class 3 consists of the holders of general unsecured claims against the Debtor arising from the operations of its business. According to the Debtor's records, there are general unsecured claims totaling approximately $1,700,000, which include an allowance for certain claims the amounts of which are disputed. Holders of Class 3 allowed general unsecured claims shall receive, in full settlement and satisfaction of their respective claims, one (1) share of stock in the reorganized Debtor per $5.00 of claim.

      The value of the distribution to be made on account of the general unsecured claims depends upon the value of the shares of stock. As of the date of issuance, it is anticipated that the per share value of the shares to be issued to holders of general unsecured claims shall be $0.10, based entirely upon the book value of the assets and business of Accutone that shall be acquired by the reorganized

Debtor. See Exhibit B annexed hereto, the pro forma balance sheet of the reorganized Debtor. However, an assessment of the true value of the stock to be issued must also factor in the value of the prospects of growth and expansion represented by the new business opportunities that Accutone brings to the Debtor and its estate. Based upon the business projections of Accutone, a copy of which is annexed hereto as Exhibit C , the book value of each share is expected to increase to $0.22 within the next year following confirmation. These projections are based upon the Debtor obtaining initial (within the first six months) financing in the approximate amount of $500,000 and the opening of 2 new facilities, as well as the on-site coverage in approximately 20 nursing homes and/or adult care facilities, as expected. In the event financing is not available, the proponents project the value of each share to be $0.14. See Exhibit D. Beyond this, it is expected that the shares will achieve a trading value on the public markets which will reflect the prospects of the reorganized company.

      Absent the transaction contemplated under the Plan, the holders of general unsecured claims could expect to receive $0.00 based upon the fact that there are no available assets in the Debtor from which to make a meaningful distribution. See Exhibit E annexed hereto, which is the liquidation analysis of Nantucket's assets, without the effects of the Plan. Therefore, there will only be a distribution of any significance in the event that Accutone were to introduce new value into the estate in the context of the proposed acquisition envisioned by the Plan.

      The general unsecured claims are impaired by the terms of the Plan. Stated briefly, the claims are "impaired" when they are not paid in full, in cash, upon the confirmation of the Plan. A full definition of "impairment" for purposes of the Bankruptcy Code is set forth below in Section 7B.

CLASS 4 PREFERRED STOCK

      Class 4 consists of the Samberg Group, as holders of 5,000 shares of preferred stock issued by the Debtor in 1995. The preferred stock has a liquidation preference of $200 per share, for a total of $1,000,000 based upon the election of redemption rights approved in 1997. The preferred stock was issued in exchange for the investment of additional capital of $1,000,000 by the Samberg Group in 1994 as described above in Article 2. The Samberg Group is comprised of Stephen M. Samberg, the former President and Chairman of the Board of the Debtor (1994 through 1998), Steven Sussman, Raymond Wathen, Robert R. Polen and the wife of Ronald Hoffman, all of whom are former officers of the Debtors and/or members of its board.

      The Plan provides that the holder of the Class 4 issued and outstanding shares of preferred stock in the Debtor shall receive, in full settlement and satisfaction of its liquidation preference and all other rights appurtenant to such shares, one (1) share of stock in the reorganized Debtor per $20.00 of liquidation preference currently held. As a result, the Samberg Group will receive a total of 50,000 shares of common stock in the reorganized Debtor in full settlement and satisfaction of the redemption claims and all other claims based upon the preferred shares. The currently outstanding shares of preferred stock shall be deemed null and void and shall be canceled of record.

      The Class 4 holder of preferred shares is impaired by the terms of the Plan. Stated briefly, the claims are "impaired" when they are not paid in full, in cash, the liquidation preference to which it is entitled upon the confirmation of the Plan. A full definition of "impairment" for purposes of the Bankruptcy Code is set forth below in Section 7B.

CLASS 5 COMMON STOCK

      Class 5 consists of the holders of shares of common stock in the Debtor which are issued and outstanding. There are 3,241,848 shares of stock issued and outstanding that are held by approximately 1,100 holders. The Plan provides for the preservation of their participation in the Debtor by issuing to them new shares of stock in the reorganized Debtor at the rate of one (1) new share of stock in the reorganized Debtor per ten (10) shares of currently issued stock presently held. The current shares of stock shall be deemed null and void and Class 5 shareholders are to turn in their present shares for cancellation.

      In addition, all outstanding warrants and options to purchase stock and to convert debt to stock shall also be deemed null and void and canceled of record. These rights being canceled include those rights granted to NAN Investors in conjunction with the private placement of 1996 of $3,500,000 by which NAN has the right to purchase Nantucket common stock at fixed prices.

      As a result of the reorganization, the Class 5 shareholders' interests will be diluted. As a class, their collective interests will be reduced from 100% of the Debtor's outstanding common shares to approximately 5.4%. However, whereas they now have interests in a dormant company with no assets, they will, as a result of the Plan, have a lesser interest in a viable operating company with prospects for the future. The 100% shareholder interest they now possess is worth $0.00. At confirmation, the per share value of the newly issued shares will have a book value of approximately $0.10. That value is expected to grow within the first year following confirmation to $0.22 if the reorganized Debtor obtains $500,000 in financing and $0.14 if financing is not obtained. See pro forma projected balance sheet of the reorganized Debtor as at August 31, 2002 annexed hereto as Exhibit C and D. Beyond that, the shares are expected to attain a tradeable value on the public markets which will reflect the company's prospects.

      The Class 5 holders of shares of common stock are impaired by the terms of the Plan. Stated briefly, the interests are "impaired" when they are not paid in full, in cash, the liquidation preference to which they are entitled upon the confirmation of the Plan. A full definition of "impairment" for purposes of the Bankruptcy Code is set forth below in Section 7B.

                                    ARTICLE 4
                           MEANS OF OPERATION OF PLAN

      The Plan is predicated upon the premise that creditors and shareholders will receive a distribution on their respective claims and interests through the operation of the Plan which is of a greater value than they would receive under any alternative, such as a liquidation of the Debtor pursuant to Chapter 7 of the Bankruptcy Code, or through other remedies outside of bankruptcy jurisdiction. The Debtor's management firmly believes, and the following information is intended to substantiate this belief, that creditors' and shareholders' interests are greatly enhanced through the operation of the Plan as proposed.

      The estate will have the benefit of value represented by the assets of Accutone, which will be acquired by the Debtor. That value comprises assets consisting of sales and dispensing offices, related audiological testing equipment, contract rights, patent rights, good will, etc. with a net book value of $139,211.00. As a going concern, Accutone brings with it added value of its future prospects.

         Performance under the terms of the Plan requires the Debtor to issue new shares of stock to those entitled to receive shares pursuant to the Plan.

      The reorganized Debtor will pursue the business of dispensing and distributing hearing aid products, in Accutone's current and future sales and dispensing offices. In addition, it intends to engage in a vigorous expansion plan based upon sales of product in additional dispensing offices and on-site nursing home venues to be added. This is expected to substantially increase shareholder equity in the future.

ACCUTONE'S BUSINESS

      Accutone, Inc. was formed in October 1996 with the goal of becoming a leading dispenser and distributor of hearing aids and related products. In December of 1998 it acquired Interstate Hearing Aid Service, Inc. an FDA licensed hearing aid manufacturer, which was the first of its planned acquisitions of independent companies in the industry. Further acquisitions and mergers are planned and can be made possible with offers of equity participation by a public company such as the Debtor, whose shares may be tradeable on the public markets.

      A more thorough analysis of Accutone's business is contained in the supplement annexed hereto as Exhibit F which is available on the Court's Internet site. This supplement contains information which would more typically be contained in an SEC Registration Statement filing. It includes a comprehensive discussion of Risk Factors, an overview of the industry and a description of Accutone's operations, services, customers and product lines, as well as projections for expansion. It also lists current contracts and contracts reasonably anticipated, addition to providing a summary of Accutone's sales marketing strategy and its prospect for raising funds.

      Briefly summarized below are the key points of the supplement, however, all creditors and parties in interest are encouraged to read the entire supplement together with this Disclosure Statement.

THE INDUSTRY

      There are several reasons why management believes that this time is appropriate for a concerted effort in this direction. The hearing aid industry is highly fragmented and consists of many small, independent manufacturers and distributors. Management believes that this industry is an appropriate focus for a directed effort at concentration through acquisition. Market share can be accumulated through careful acquisitions in a step by step fashion.

      Moreover, the market for hearing aid products is one with vast potential. Hearing loss is one of the most prevalent chronic health conditions in the United States and its incidence is on the rise. According to the National Health Interview Survey, between 1977 and 1990 cases of hearing loss increased by 26 percent. See Kochkin, S., 1997 MarkeTrak IV: What is the Viable Market for Hearing Aids?, Also, National Center for Health Statistics. Additionally, although hearing loss traditionally has been considered an old person's condition, it is becoming increasingly common among the younger generations. It is estimated that 10 million Americans between the ages of 45 and 64 have hearing loss, and this number is growing. Experts predict that among the Baby Boom generation, hearing loss will reach epidemic proportions. Id.

      Only a small percentage, approximately 20% of people with hearing loss, use hearing aids. It is estimated that 23 million people in the U.S. with a hearing impairment do not use aids. Thus far, the use of hearing aids has not increased, as the total number of users has remained unchanged at approximately
5.6 million since 1989. Id. This is expected to change dramatically as managed care health providers offer reimbursement for hearing aid purchases and maintenance and as the Baby Boom population awakens to the need.

SALES AND DISPENSING OFFICES

      Accutone is currently operating six retail sales and dispensing offices, four in New York, two in Yonkers, two in Mt. Vernon; and two in Pennsylvania one in Forty Fort and one in Marshall's Creek. It is scheduled to open another retail sales and dispensing office on Main Street in New Rochelle, New York (see "Facilities and Services", below).

      Accutone leases and operates two on-site retail offices, one at The Outpatient Health Services Facility of The Wartburg Diagnostic & Treatment Center located at Wartburg Place, Mount Vernon, New York, another at The Wartburg Home of The Evangelical Lutheran Church (the Wartburg nursing home facility.)3

      The facilities are staffed by licensed, certified and qualified personnel. In order to respond to increasing demands at each of the facilities Accutone is constantly increasing staff and expanding hours of operations.

EXISTING CONTRACTS

      In addition to the in-house and on-site programs, Accutone has successfully expanded its patient referral base by securing appointments as the sole or primary provider of hearing aids and audiological services to nursing homes4, out-patient facilities5, and adult group homes. It has signed

----------

      3 The Wartburg is a 35 acre, full-service, senior care facility offering a full range of care, from assisted living facilities to skilled nursing home care.

      4         Nursing Home              Location          Residents
            ----------------------        --------         -----------

      Kings Terrace/Terrace Health Care   Bronx, NY            320
      Manhattanville Nursing Home         Bronx, NY            280
      Methodist Church Home               Riverdale, NY        240
      Riverdale Nursing Home              Bronx, NY            300
      Tarrytown Hall Care Center          Tarrytown, NY        185
      Classic Residence by Hyatt          Yonkers, NY          277
      St. Joseph's Nursing Home           Yonkers, NY

      5                                        No. of Patients Seen
           Facility                       Location             Annually
         ------------                     --------             --------
         Urgi Square Geriatric
           Care Clinic                     Yonkers, NY           4,000
         Urgicare Health Care
           Clinic                          Yonkers, NY           7,200
         Riverdale Nursing Home
           Outpatient Clinic               Bronx, NY             2,000
         Methodist Nursing Home
           Outpatient Clinic               Bronx, NY             2,500
service contracts with other types of health care organizations, such as HMO's and PPO's6. Its affiliations with these types of health care organizations and facilities have grown rapidly since October 1, 2000, when it began marketing our services to them. Its customers include:

      * patients who learn about Accutone through its newspaper advertisements (see "Sales and Marketing", below);

      * patients who are participating members of health care organizations, who come to it as a result of contractual (or in some cases, non-contractual) arrangements with such organizations, appointing it as an approved, preferred, or sole, provider7 of audiological care to their members. As a provider, it is listed in the organization's provider manual as a source for audiological services and products (see "Existing Contracts With Health Care Providers and Third-Party Payers", below);

      * patients who are referred to it by out-patient health care clinics and hospitals;

      * patients who are referred to it, on an out-patient basis, by nursing homes and senior care facilities at which they reside;

      * patients who are referred to it by area physicians with whom it has established relationships;

----------


      6     MedicareFederal Health Care Program, Parts A and B;
            New York State Medical Assistance (Title XIX) Program/Medicaid; Independent Health Association;
            Magnacare Health Care;
            Empire Blue Cross Blue Shield Health Care;
            Corvel Corporation;
            Oxford Health Plans (New York, Inc.);
            Health Insurance Plan of Greater New York and Group;
            Community Choice Health Plan, Inc.;
            Better Health Advantage, Inc.;
            Health Source Westchester Pre-Paid Health Services Plan, Inc.; Workers Compensation Agreement;
            Preferred Choice Management Systems;
            Speech and Communications Professionals;
            Los Ninos Services, Inc.

      7 To date, Accutone has been appointed as sole provider for one institution, Westchester Prepaid Health Care, Inc., a division of Health Source Hudson, Westchester County, New York.

      * patients who are treated on an in-patient basis in nursing homes or senior care facilities; and

      * patients in Pennsylvania who are visited, tested, and fitted in their homes.

      Generally, it has agreements with health insurance or managed care organizations to provide for services to be offered on three different bases, including:

      (a) fee for service basis based on a contractual rate which it offers to provider's members (all paid for by the patient); and

      (b) an encounter basis where it is paid a fixed fee to Accutone by the insurance or managed care organization for each hearing aid sold (with the balance paid by the individual member).

      (c) a special Medicare/Medicaid encounter basis where it is paid a fixed fee by Medicare and/or Medicaid for particular audiological services, at a price preestablished by Medicare or Medicaid (other than the "deductible" amount, which is paid either by the patient or other third-party payers).

NEW BUSINESS PROSPECTS

      Accutone is currently in the final stages of negotiations with Park Avenue Medical Associates, P.C. ("Park Avenue P.C.") and Park Avenue Health Care Management, Inc.("Park Avenue Management") (collectively referred to as "Park Avenue"). Park Avenue has been in existence since 1986. Park Avenue Management manages the business affairs of Park Avenue P.C. Park Avenue P.C. directly employees medical professional personnel, including physicians in both general and specialty practices and other health care professionals such as podiatrists, audiologists, psychologists and psychotherapists. Nursing homes and long term care facilities contract with Park Avenue for the services of Park Avenue's Medical professionals, on a pre-determined schedule or on an as-needed basis. Pursuant to the terms of the agreement, Park Avenue will contribute its entire audiology practice to Accutone in consideration for approximately 10% of the outstanding stock in Accutone plus an option to purchase an additional 10% of Accutone for the sum of $300,000. In turn, this audiology practice will become part of the reorganized Debtor.

      Brad I. Markowitz, the president of Park Avenue Management will join the Board of Directors for the reorganized Debtor. Mr. Markowitz is a banker by trade and has been with Park Avenue since 1995. At that time Park Avenue was servicing approximately seven nursing homes. Under his tutelage Park Avenue has grown to service over sixty long term care facilities. In addition, Mr. Markowitz serves on the Board of Trustees of several private companies, and one publicly traded company, Purchasesoft, Inc.

      Park Avenue presently provides staff to approximately sixty nursing homes, but it only supplies audiological staff to approximately 16 of these nursing homes. It is the mutual goal that Accutone or the reorganized Debtor will be able to increase Park Avenue's access to audiological staff to the point where it can provide such staff to all sixty nursing homes it currently deals with. The proponents of plan believe they have or will have sufficient staff and equipment to service all nursing homes which the Park Avenue contract will add to their clientele.

FINANCIAL INFORMATION

      Annexed hereto as Exhibit G is a copy of the Accutone audited financial statements including its balance sheet for the period ending December 31, 2000 which indicates a net stockholders equity of $104,632 and unaudited net stockholder equity of $139,211 for the period ending March 31, 2001 Exhibit H. This balance sheet value, plus Accutone's going concern value, as it adds new institutions and potential locations, does not appear on the balance sheet, will be incorporated into Nantucket if the Reorganization Plan and the acquisition on which it is based will be approved. Once combined with the balance sheet of Nantucket, which is included with its audited financial statements annexed hereto as Exhibit A, the value of Accutone will benefit the shareholders of the combined companies. Annexed hereto as Exhibit B is a pro forma balance sheet showing the effects of the acquisition and provides a snapshot of the reorganized company after the confirmation of the Plan.

      As is shown on Exhibit B (pro forma balance sheet) the combined companies will have a net stockholders equity of $600,000, which essentially represents Accutone's value as projected to August 31, 2001 plus the reorganization value of the reorganized Debtor. The per share book value of the shares of the reorganized company will equal approximately $0.10. That, does not take into account the prospective value of the company after one, two or more years of operations. Moreover, that value is in excess of the value of the shares of stock in Nantucket today, which is essentially zero. The value is also more than the liquidation value of Nantucket and the distribution to which holders of general unsecured claims would be entitled to expect, which is likewise zero. For an evaluation of the Debtor's liquidation value, see Exhibit E annexed hereto, which shows that the liquidation value of general unsecured claims equals $0.00.

SECURITIES LAW AND CONSIDERATIONS

      The Plan contemplates the issuance of Common Stock of the reorganized Debtor to its creditors and existing shareholders. The following, discussion describes certain considerations relating to such issuance.

      The Section 1145 Exemption From Securities Act Registration of Securities Issued Under the Plan. Section 1145 of the Bankruptcy Code, provides that federal and state registration requirements do not apply to the issuance of securities by a debtor under a plan of reorganization to holders of claims or interests wholly or principally in exchange for those claims or interests. With certain exceptions, discussed below, recipients of such securities may also resell them without restriction.

      a. Issuance. Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from registration under the Securities Act and state law. For the original issuance to be exempt, three principal requirements must be satisfied: (i) the securities must be issued by the debtor or its successor "under a plan" of reorganization; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against debtor, and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor or "principally in such exchange and partly for cash or property."

      The proponents of the Plan believe that, subject to certain conditions described below, the contemplated issuances of the Common Stock, to Creditors and Interestholders, of Reorganized Debtor will satisfy all three conditions because: (i) those issuances are specifically required under the Plan; (ii) the recipients are holders of "claims against" or "interests in" the Debtor; and (iii) the recipients will obtain securities in the reorganized company in exchange for their claims or interests.

      b. Resale. Although the subsequent disposition of the Common Stock of the reorganized Debtor by their recipients would probably be exempt from registration and not subject to holding periods in most circumstances, certain recipients of the securities-those recipients who may be deemed "underwriters" as defined under Section 1145(b) of the Bankruptcy Code-may be unable to resell such securities absent registration of those securities under the Securities Act of 1933, as amended, (the "Securities Act") and applicable state law or absent exemption therefrom. IT IS RECOMMENDED THAT CREDITORS AND SHAREHOLDERS AFFECTED BY THIS RISK CONSULT THEIR OWN COUNSEL.

      Bankruptcy Code Section 1145(b) defines four types of "underwriters": (i) a person, who purchases a claim against, or an interest in, or a claim for administration expenses against the debtor with a view to distributing any security received in exchange for such a claim or interest; (ii) a person who offers to sell securities offered under a plan of reorganization for the holders of such securities; (iii) a person who offers to buy such securities for the holders of such securities, if the offer is (a) with a view to distributing them or (b) made under a distribution agreement; and (iv) a person who is an "issuer" with respect to the security, as the term "issuer" is defined in Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the Debtor or control, or any person under direct or indirect common control with the Debtor.

      Whether a person is an "issuer," and therefore an "underwriter" for purposes of Section 1145(b) of the Bankruptcy Code depends on a number of factors. These include: (i) the person's equity interest in a company; (ii) the distribution and concentration of other equity interest in a company; (iii) whether the person is an officer or director of the company; (iv) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of the company; and (v) whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of the company may be deemed a controlling person, particularly if his position is coupled with ownership of a significant percentage of voting stock. In addition, the legislative history of Section l 145 of the Bankruptcy Code suggests that a creditor with at least 20% of the securities of a debtor could be deemed a controlling person.

      To the extent that persons deemed "underwriters" receive securities pursuant to the Plan, resales by such person would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act. Given the complex, subjective nature of the question whether a particular holder may be an underwriter, the Proponents of the Plan make no representation concerning the right of any person to trade in the Common Stock of the reorganized Debtor. The Proponents of the Plan recommends that potential recipients of the Common Stock in the reorganized Debtor consult their own counsel concerning whether they may freely trade such securities.

                                    ARTICLE 5
                   POST CONFIRMATION OPERATIONS AND MANAGEMENT

      Annexed hereto as Exhibit C is a projection of the business of the reorganized Debtor for the twelve months following the projected date of confirmation of its plan of reorganization. These projections anticipate the reorganized debtor obtaining $500,000 through a private placement offering. However, annexed as Exhibit D is a projection of the reorganized assuming the private placement is not obtained during that period of time. They shows that the business done by Accutone and Interstate for the year ended December 31, 2000 totals $314,038. These projections anticipate a full year of operations at facilities recently opened or acquired and the funding anticipated herein. This will be substantially increased in the twelve months following September 1, 2001 according to management's best estimates.

      Based upon either of these projections, it is clear that the reorganized Debtor will be able to meet its obligations under the Plan and provide value to holders of the new shares of stock to be issued under the Plan.

      The proponents of the Plan anticipate a private placement facility of at least $500,000. This will enable the reorganized debtor to accelerate its program of expanding sales and acquisitions and should further position the reorganized Debtor to obtain financing for further expansion. This private placement has been conditioned upon the successful confirmation of the Plan, however, the Plan's success is not deemed conditioned upon obtaining such a private placement. However, if the reorganized Debtor has not obtained the anticipated funding through a private placement offering, it will nonetheless substantially increase the value to holders of Claims and interest holders.

      Based upon the projections of the future operations of the combined companies, as annexed hereto as Exhibit C, the reorganized company can be expected to net almost $215,527 of profit in its first full year of operations after confirmation of the Plan on sales of $1,429,182.

FUTURE MANAGEMENT

      Following confirmation, the management of the reorganized debtor will consist of the following:

      John H. Treglia, President. John H. Treglia, is the president and chief operating officer of Accutone, and was named president of Nantucket by its Board of Directors in January, 2000. Mr. Treglia intends to enter into an employment contract with the Debtor to be paid a reasonable compensation out of cash flow. It is anticipated that there will be sufficient cash flow during the second half of the current fiscal year.

      Marsha Ellis is the Treasurer/Controller. Ms. Ellis was assistant treasurer of Nantucket prior to the bankruptcy. She will remain in such capacity for the foreseeable future under an employment agreement now being negotiated. Her salaries since January 2000 have been funded by Mr. Treglia.

      Brad I. Markowitz, the president of Park Avenue, will be a member of the Board of Directors.

      The Directors of the Debtor are, and will remain for the foreseeable future, John H. Treglia, Dr. Frank J. Castanaro, and George Gold. Mr. Gold was a director of the Debtor while it operated in the clothing business. Directors are not nor will they be compensated for their services.

      The Debtor intends to increase to five, the number of Directors and add Mr. Markowitz at that time.

                                    ARTICLE 6
                            ALTERNATIVES TO THE PLAN

      As alternatives to the treatment proposed through the Plan, the Debtor could be (a) administered through the liquidation chapter of the Bankruptcy Code, Chapter 7, and (b) dismissed from bankruptcy jurisdiction and administered pursuant to state law remedies.

      In the event that the Debtor were liquidated through Chapter 7, there is no meaningful distribution that could be made to creditors by a bankruptcy trustee as the Debtor has no assets to administer. And, as the next section indicates, management believes that there are no causes of action for the recovery of assets under the bankruptcy laws out of which an estate could be created. Management's recommendation of accepting the Plan and the transaction it encompasses reflects its belief that only through that course is there a realistic and meaningful opportunity for creditor recovery.

      Outside of the Bankruptcy Court's jurisdiction, there is no viable way in which the proposed transaction can be accomplished. Only through procedures available in the Bankruptcy Code can the debt of the Debtor be treated by conversion to equity through the consent of a majority of claim holders. No other procedure will be acceptable to Accutone, which could not be expected to entrust its assets and its business prospects to an entity with the quantum of debt with which the pre-reorganized Debtor is burdened. In addition, out-of court settlement procedures are too unwieldy and ineffective to give the assurance that the investor needs.

      Accordingly, it is submitted that the bankruptcy Plan is the best way in which the creditors and the shareholders of the Debtor can realize value for their claims and interests. Absent such a proceeding, they could be reasonably expected to receive no recovery.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

A. Preferential and Fraudulent Transfers

      Among the assets which could be available for distribution would be the monies subject to recoupment from creditors who had been paid within the 90 days prior to the bankruptcy filing (one year, for creditors who are also insiders), which payment was made while the Debtor was insolvent, on account of antecedent debts, and not paid within their ordinary business terms.

      A review of the transactions of the Debtor over the year preceding the commencement of this case, supervised by its counsel, indicates that there is no record of preferential transfers having been made to any creditor, including insiders, except as follows. In the year prior to the commencement of the case, the sum of $37,500 was paid to George Gold, a director of the Debtor, in settlement of a judgment that he had obtained against the Debtor to enforce a claim for salaries due him under his employment agreement. The settlement amount was only paid in part, by the time the bankruptcy was filed, and no further payments were made to him. There were no payments of any kind to creditors after the surrender of collateral to NAN in October, 1999.

      Had there been avoidable transfers, however, it must be considered that in order to recoup these monies from the affected creditors, lawsuits would have to be instituted against them and legal fees incurred. It is possible that defenses to recoupment, as permitted under Section 547 of the Code, exist in favor of any affected creditors which could generate greater legal costs required to effect collection, or they may prove to be total defenses. To the extent that monies are recouped, those creditors' claims on the Debtor's estate will be enlarged_ their claims are restored where payments on invoices are reversed. The Debtor does not intend to pursue recovery of the payment made to Mr. Gold.

      Similarly, there is no evidence contained in the Debtor's records of any conveyances having been made to any parties that may be voidable as fraudulent conveyances under state or federal law.

B. Impairment Under the Plan

      Only those creditors and interest holders whose claims are impaired may vote for or against a Plan. The term "impairment" is a special term as it is used in the Bankruptcy Code. Section 1124 of the Code defines the term as follows:

"ss.1124. Impairment of claims or interests.

Except as provided in section 1123(a)(4) of this title, a class of claims or interests is impaired under a plan unless, with respect to each claim or interest of such class, the plan__

(1) leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest; or

(2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default__

(A) cures any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title;

(B) reinstates the maturity of such claim or interest as such maturity existed before such default;

(C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

(D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

      In this Plan, holders of Class 3, 4 and 5 Claims are deemed "impaired" by the Plan.

C. Consequences of Acceptance or Rejection

      If the Plan is rejected by a class of impaired claims or interests, the Court may be requested by the Debtor to determine that the Plan be confirmed regardless. This process is generally referred to as a "cram down" pursuant to
Section 1129(b) of the Bankruptcy Code. However, if the Court does not hold that the requisites of confirmation have been met irrespective of rejection, then the case may be converted to a case under Chapter 7 of the Bankruptcy Code which will provide for its liquidation. It is the belief of the Debtor's management that in the event of conversion to Chapter 7, the likelihood that any of the general unsecured creditors will receive any distribution at all will be nil, based upon the analysis set forth above in Exhibit E. The Plan, in contrast, offers a distribution to holders of general unsecured claims that is based upon a program that includes substantial new value that will be injected into the Debtor, consisting of Accutone's assets and business opportunities.



D. Objections to Claims All objections to the allowance of Claims shall be served and filed no later than 90 days following the Effective Date. Notwithstanding any other provisions of this Plan, disputed claims shall be paid in accordance with the provisions of the Plan upon their allowance by the Court. A reserve shall be maintained until final disposition by the Court for any claim to which an objection has been interposed.

                                    ARTICLE 8
                           TAX IMPLICATION OF THE PLAN

      The Plan of reorganization may have tax implications to the creditors holding claims and shareholders holding interests in the Debtor. As every person's circumstances are unique, it is not possible to make a general statement that will have relevance to each party in interest in the Debtor's estate. Therefore, all parties in interest are advised to consult their own tax advisors to determine how the terms of the Plan may affect their unique interests.

                                    ARTICLE 9
                                   CONCLUSION

      If the creditors accept the Plan, it is likely that it can be confirmed within approximately five weeks after the approval of the Disclosure Statement, unless a party interposes serious objections.

      Creditors and shareholders are encouraged to speak to each other and to their own advisors with respect to the Plan and its effects.

BALLOT

      All creditors and shareholders are urged to participate in the process and return their ballots so that they are received on or before the last day for voting, as indicated thereon, at the offices of Koerner Silberberg & Weiner, LLP attn: Joseph L. Fox, Esq., 112 Madison Avenue, New York, New York 10016.

      All creditors are further urged to read the Plan since it shall constitute a legally binding agreement if it is confirmed by the Bankruptcy Court.

Dated: New York, N.Y.
       July 5, 2001

                                        NANTUCKET INDUSTRIES, INC.
                                        The Debtor and Debtor in Possession

                                        By: s/ John H. Treglia
                                            --------------------------
                                            JOHN H. TREGLIA, President

                                        ACCUTONE, INC.

                                        By: s/ John H. Treglia
                                            ---------------------------
                                            JOHN H. TREGLIA, President

KOERNER SILBERBERG & WEINER, LLP
Attorney for Debtor and Debtor in Possession

s/ Joseph L. Fox
-----------------
JOSEPH L. FOX, ESQ. (JF2313)
112 Madison Avenue
New York, New York 10016
(212) 689-4400

                           Nantucket Industries, Inc.
                                     and Subsidiaries
                                (Debtor-In-Possession)

                                                    Audited Financial Statements
                                                  Years Ended February 28, 2001,
                                                           February 27, 2000 and
                                                               February 27, 1999

                                   EXHIBIT "A"

                           NANTUCKET INDUSTRIES, INC.

                                LIST OF EXHIBITS

      Exhibit A              Nantucket Industries, Inc., and Subsidiaries
                             Consolidated Balance Sheet
                             May 31, 2000

      Exhibit B              Nantucket Industries, Inc., and Subsidiaries
                             Projected Balance Sheet (Unaudited)
                             August 31, 2001

      Exhibit C              Nantucket Industries, Inc., and Subsidiaries
                             Projected Balance Sheet (Unaudited)
                             August 31, 2002 (Assuming Private Placement)

                             Nantucket Industries, Inc., and Subsidiaries
                             Projected Statement of Operations and
                             Retained Earnings (Unaudited)
                             September 1, 2001-August 31, 2002

      Exhibit D              Nantucket Industries, Inc., and Subsidiaries
                             Projected Balance Sheet (Unaudited)
                             August 31, 2002 (Assuming No Private Placement)

                             Nantucket Industries, Inc., and Subsidiaries
                             Projected Statement of Operations and
                             Retained Earnings (Unaudited)
                             September 1, 2001-August 31, 2002

      Exhibit E              Liquidation Analysis of Nantucket Industries, Inc.
                             and Subsidiaries
                             December 31, 2001

      Exhibit F              Accutone, Inc. Securities and Exchange
                             Commission Disclosure Document

      Exhibit G              Accutone, Inc. and Subsidiary
                             Audited Financial Statements
                             Years ended December 31, 2000, 1999 and 1998

      Exhibit H              Accutone, Inc. Compiled Financial Statements
                             Three Months Ended March 31, 2001

                                                      Nantucket Industries, Inc.
                                                          (Debtor-In-Possession)

                                                                 Contents

================================================================================

Independent auditors' report                                             2

Financial statements:

Consolidated balance sheets                                              3

  Consolidated statements of operations                                  4

  Consolidated statement of stockholders' deficit                        5

  Consolidated statements of cash flows                                  6

  Notes to consolidated financial statements                          7-19

Independent Auditors' Report

To the Board of Directors
Nantucket Industries, Inc. and Subsidiaries
(Debtor-In-Possession)
New York, New York

We have audited the accompanying consolidated balance sheet of Nantucket Industries, Inc. and Subsidiaries (Debtor-In-Possession) for the two years ended February 28, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for February 27, 1999 were audited by other auditors, therefore we do not render an opinion on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nantucket Industries, Inc. and Subsidiaries (Debtor-In-Possession) as of February 28, 2001, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As represented in the accompanying financial statements, the Company has a net capital deficiency, operating losses, and defaulted on interest payments. These factors, among others discussed in Note 1 to the accompanying financial statements, raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pilotti, Cunzio & Associates LLP
June 6, 2001

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                                     Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                                              February 27,    February 27,
February 28,                                                                          2001            2000            1999
--------------------------------------------------------------------------------------------------------------------------
Assets
   Cash and cash equivalents                                                 $       1,452    $      1,452    $    622,268
   Accounts receivable (Notes 2 and 8)                                                  --              --         961,989
   Inventories (Notes 6 and 8)                                                          --              --       1,108,860
   Other current assets                                                             20,331          20,331          67,347
--------------------------------------------------------------------------------------------------------------------------
              Total current assets                                                  21,783          21,783       2,760,464
--------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 7 and 8)                                      --              --         538,522
Other assets, net                                                                       --              --         176,601
--------------------------------------------------------------------------------------------------------------------------
                                                                             $      21,783    $     21,783    $  3,475,587
==========================================================================================================================
Liabilities and Stockholders' Deficit
   Current portion of capital lease obligations (Note 8)                     $      93,070    $     93,070    $     56,452
   Convertible subordinated debt (Note 4)                                          826,845         826,845       2,052,986
   Accounts payable                                                                244,764         244,764         248,538
   Accrued salaries and employee benefits                                           11,031          11,031          80,740
   Accrued unusual charge (Note 5)                                                  77,083          77,083          95,833
   Accrued expenses and other liabilities                                          129,515         129,515         863,271
   Accrued royalties                                                               319,048         319,048         319,048
--------------------------------------------------------------------------------------------------------------------------
              Total current liabilities                                          1,701,356       1,701,356       3,716,868
Capital lease obligations, net of current portion (Note 8)                              --              --          64,250
--------------------------------------------------------------------------------------------------------------------------
              Total liabilities                                                  1,701,356       1,701,356       3,781,118
--------------------------------------------------------------------------------------------------------------------------
Stockholders' deficit (Notes 4 and 11)
   Preferred stock, $.10 par value; 500,000 shares authorized, of which
      5,000 shares have been designated as non-voting convertible with liquidating preference of $200 per share and are issued and
      outstanding                                                                      500             500             500
   Common stock, $.10 par value; authorized 20,000,000
      shares; issued 3,241,848                                                     324,185         324,185         324,185
   Additional paid-in capital                                                   12,539,503      12,539,503      12,539,503
   Deferred issuance cost                                                               --         (61,069)        (96,425)
   Accumulated deficit                                                         (14,523,824)    (14,462,755)    (13,053,357)
--------------------------------------------------------------------------------------------------------------------------
                                                                                (1,659,636)     (1,659,636)       (285,594)
   Less 3,052 shares of common stock held in treasury, at cost                      19,937          19,937          19,937
--------------------------------------------------------------------------------------------------------------------------
              Total stockholders' deficit                                       (1,679,573)     (1,679,573)       (305,531)
--------------------------------------------------------------------------------------------------------------------------
                                                                             $      21,783    $     21,783    $ 3,475,587
==========================================================================================================================

                                 See accompanying notes to financial statements.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                           Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                                              February 27,    February 27,
  Years ended February 28,                                                            2001            2000            1999
--------------------------------------------------------------------------------------------------------------------------
  Net sales                                                                   $         --    $  5,344,223    $ 11,517,842
  Cost of sales                                                                         --       3,719,692       9,107,947
--------------------------------------------------------------------------------------------------------------------------
              Gross profit                                                              --       1,624,531       2,409,895
  Selling, general and administrative expenses                                          --       2,161,376       2,879,200
--------------------------------------------------------------------------------------------------------------------------
              (Loss) from operations                                                    --        (536,845)       (469,305)
  Other income (expense):
     Net loss (gain) on sale of assets (Note 7)                                         --         538,522          15,093
     Interest expense                                                                   --         334,031         506,746
     Other income (Note 12)                                                             --              --      (1,928,624)
--------------------------------------------------------------------------------------------------------------------------
              Total other (income) expense                                              --         872,553      (1,406,785)
--------------------------------------------------------------------------------------------------------------------------
              Earnings (loss) before income taxes                                       --      (1,409,398)        937,480
  Income taxes (Note 10)                                                                --              --              --
--------------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                                                     --    $ (1,409,398)   $    937,480
  Net earnings (loss) per share - basic and diluted                                     --    $       (.40)   $       0.26
--------------------------------------------------------------------------------------------------------------------------
  Weighted average common shares outstanding                                     3,238,796       3,238,796       3,238,796
==========================================================================================================================

                                 See accompanying notes to financial statements.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                         Consolidated Statement of Stockholders' Deficit
--------------------------------------------------------------------------------------------------------------------------------

                                          Preferred stock
                                           designated as
                                       non-voting convertible             Common stock
                                    -------------------------------------------------------------
                                                                                                     Additional       Deferred
                                                                                                       paid-in        issuance
                                       Shares           Amount          Shares           Amount        capital          costs
--------------------------------------------------------------------------------------------------------------------------------
Balance at March 1, 1998                 5,000             $500        3,241,848        $324,185     $12,539,503       $(115,541)

Net earnings

Amortization of deferred costs                                                                                            19,116
                                     -------------------------------------------------------------------------------------------

Balance at February 27, 1999             5,000              500        3,241,848         324,185      12,539,503         (96,425)

Net(loss)

Amortization of deferred costs                                                                                            35,356
                                     -------------------------------------------------------------------------------------------

Balance at February 27, 2000             5,000              500        3,241,848         324,195      12,539,503         (61,069)

Net earnings (loss)

Amortization of deferred costs                                                                                            61,069
                                     -------------------------------------------------------------------------------------------

Balance at February 27, 2001             5,000             $500        3,241,848        $324,185     $12,539,503    $         --
================================================================================================================================

                                                              Treasury stock
                                                        ------------------------

                                   Accumulated
                                     deficit            Shares          Amount          Total

-------------------------------------------------------------------------------------------------
Balance at March 1, 1998          $(13,990,837)           3,052         $(19,937)    $(1,262,127)

Net earnings                           937,480                                           937,480

Amortization of deferred costs                                                            19,116
                                 ----------------------------------------------------------------

Balance at February 27, 1999       (13,053,357)           3,052          (19,937)       (305,531)

Net(loss)                           (1,409,398)                                       (1,409,398)

Amortization of deferred costs                                                            35,356
                                 ----------------------------------------------------------------

Balance at February 27, 2000       (14,462,755)           3,052          (19,937)     (1,679,573)

Net earnings (loss)

Amortization of deferred costs         (61,069)
                                 ----------------------------------------------------------------

Balance at February 27, 2001      $(14,523,824)           3,052         $(19,937)    $(1,644,217)
=================================================================================================

                                 See accompanying notes to financial statements.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                           Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                    February 27,    February 27,
  Years ended February 28,                                                   2001           2000            1999
----------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities:
     Net earnings (loss)                                                   $   --    $(1,409,398)    $   937,480
     Adjustments to reconcile net earnings (loss) to
        net cash provided by operating activities:
          Depreciation and amortization                                        --         35,356         397,053
          Provision for doubtful accounts                                      --             --          11,210
          Loss (gain) on sale of fixed assets                                  --        538,522          15,093
          Provision for obsolete and slow-moving inventory                     --             --          77,528
          Issue of warrants                                                    --             --              --
          Decrease (increase) in assets:
             Accounts receivable                                               --        961,989       1,906,536
             Inventories                                                       --      1,108,860       1,903,995
             Other current assets                                              --         47,016           4,548
          (Decrease) increase in liabilities:
             Accounts payable                                                  --         (3,774)       (473,945)
             Accrued expenses and other liabilities                            --       (803,465)       (453,720)
             Income taxes payable                                              --             --              --
             Accrued unusual charge                                            --        (18,750)       (547,884)
----------------------------------------------------------------------------------------------------------------
                Net cash provided by operating activities                      --        456,356       3,777,894
----------------------------------------------------------------------------------------------------------------
  Cash flows from investing activities:
     Additions to property, plant and equipment                                --             --         (59,562)
     Proceeds from sale of fixed assets                                        --             --          51,745
     Decrease in other assets                                                  --        176,601          56,525
----------------------------------------------------------------------------------------------------------------
                Net cash provided by investing activities                      --        176,601          48,708
----------------------------------------------------------------------------------------------------------------
  Cash flows from financing activities:
     (Repayments) borrowings under line of credit agreement, net               --             --      (3,161,286)
     Payments of short-term debt                                               --     (1,226,141)             --
     Payments of long-term debt and capital lease obligations                  --        (27,632)        (51,898)
----------------------------------------------------------------------------------------------------------------
                Net cash (used in) provided by financing activities            --     (1,253,773)     (3,213,184)
----------------------------------------------------------------------------------------------------------------
  Net increase (decrease) in cash and cash equivalents                         --       (620,816)        613,418
  Cash and cash equivalents, beginning of year                              1,452        622,268           8,850
----------------------------------------------------------------------------------------------------------------
  Cash and cash equivalents, end of year                                   $1,452    $     1,452     $   622,268
================================================================================================================
  Supplemental Disclosure of Cash Flow Information:
     Cash paid during the year for:
        Interest                                                           $   --    $   881,670     $   191,440
        Income taxes                                                       $   --    $        --     $        --

                                 See accompanying notes to financial statements.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

  1.  Restructuring  and            The accompanying  financial  statements have
       Liquidity Matters            been prepared assuming that the Company will
                                    continue as a going concern. There have been
                                    no sales since November 1999 and the Company
                                    has remained  inactive for fiscal year 2001.
                                    The Company  filed for Chapter 11 bankruptcy
                                    protection  in  March  2000.  Management  is
                                    seeking   merger   candidates  in  order  to
                                    continue the  Corporation.  If Management is
                                    unsuccessful  in  its  merger  search,   the
                                    Company  will cease to exist.  There were no
                                    sales  under the  Brittania  license for the
                                    fiscal  years 2001,  2000 and 1999.  As more
                                    fully  described  in Note 3, Levi  Strauss &
                                    Co.,   the  parent   company  of   Brittania
                                    Sportswear  Ltd. a licensor which  accounted
                                    for $4.5  million  of the  Company's  fiscal
                                    1998 sales,  announced  their  intention  to
                                    sell  Brittania.  In  light  of the  actions
                                    announced  by Levi's,  K mart,  the  largest
                                    retailer  of the  Brittania  brand  and  the
                                    Company's  largest  customer,   advised  the
                                    Company that it would no longer continue its
                                    on-going   commitment   to   the   Brittania
                                    trademark.  Sales to this customer decreased
                                    from $3 million in fiscal 1998,  to $0 sales
                                    in  fiscal  year  1999.  In  response,   the
                                    Company filed a lawsuit against Levi-Strauss
                                    & Co.,  alleging that the licensor  breached
                                    various   obligations   under  the   license
                                    agreement, including without limitation its covenant of good faith and fair dealing. The
                                    Company settled this litigation in June 1998
                                    (see Note 12).

                                    The Company  experienced  significant losses
                                    in fiscal years 1998 and 1999 which resulted
                                    in severe cash flow  issues that  negatively
                                    impacted  the  ability  of  the  Company  to
                                    conduct its business as then structured.  In
                                    fiscal  year 1999 due to the lack of capital
                                    resources  needed to  properly  develop  and
                                    support the GUESS? product line, the Company
                                    discontinued sales under the GUESS? license.
                                    Sales for this  product line in fiscal 2001,
                                    2000, and 1999 aggregated $.0, $.0, and $2.5
                                    million,  with  gross  margins of 0%, 0% and
                                    11.8%,  respectively.  As of March 1999, the
                                    company  reached an  agreement  with Cluett,
                                    Peabody  & Co.,  the  licensor  of the ARROW
                                    trademark,  to terminate  its Arrow  license
                                    (see Note 12).  Until  April 17,  1998,  the
                                    Company's  common  stock  was  traded on the
                                    American Stock Exchange. Because the Company
                                    fell   below    American    Stock   Exchange
                                    guidelines for continued listing,  effective
                                    April  17,  1998,  the  Company's  stock was
                                    delisted.   The  Company  has  defaulted  on
                                    interest payments to its subordinated debt holder, and has no long-term credit facility in place. As a result, there can be no assurance that the Company can continue as a going concern.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


                                    The accompanying financial statements do not
                                    include  any  adjustments  relating  to  the
                                    recoverability    and    classification   of
                                    recorded   asset   amounts  or  amounts  and
                                    classifications of liabilities that might be necessary should the Company be unable to continue in existence. The ultimate impact or resolution of these matters may have a materially adverse effect on the Company or on its financial condition.

                                    The Company has funded its operating losses by refinancing its debt in fiscal 1995 and increasing its capital through (a) the sale of $1 million of non-voting convertible preferred stock to management (Note 11) in fiscal 1995; (b) the fiscal 1995 sale of treasury stock which increased equity by $2.9 million, and (c) the completion in 1996 of a $3.5 million private placement (Note
                                    4).

  2. Summary of
     Significant
     Accounting Policies
                                    a. The Company

                                    Nantucket    Industries,    Inc.   and   its
                                    wholly-owned      inactive      subsidiaries
                                    (debtor-in-possession)    (the    "Company")
                                    design and  distribute  branded  and private
                                    label   fashion    undergarments   to   mass
                                    merchandisers and national chains throughout the United States, until it ceased doing business in October 1999.

                                    b. Principles of Consolidation

                                    The   consolidated    financial   statements
                                    include   the    accounts    of    Nantucket
                                    Industries,   Inc.   and  its  wholly  owned
                                    subsidiaries   (debtor-in-possession).   All
                                    significant    intercompany   balances   and
                                    transactions   have  been   eliminated.

                                    c. Accounts Receivable

                                    An  allowance   for  doubtful   accounts  is
                                    provided based upon historical bad debt experience and periodic evaluations of the aging of the accounts.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    d. Property, Plant and Equipment

                                    Property,  plant and equipment are stated at
                                    cost. Equipment under lease is stated at the
                                    present value of the minimum lease  payments
                                    at the inception of the lease.  Depreciation
                                    and   amortization   are   provided  by  the
                                    straight-line   method  over  the  estimated
                                    useful lives of the assets as follows:

                                                                      Years
                                                                      -----
                                    Buildings and improvements        20-40

                                    Machinery and equipment            3-10

                                    Furniture and fixtures               10


                                    e. Stock Options

                                    As  described  in Note 11, the  Company  has
                                    granted  stock options for a fixed number of
                                    shares  to  employees  and  officers  at  an
                                    exercise  price equal to the market value of
                                    the   shares  on  the  date  of  grant.   As
                                    permitted by SFAS No. 123, the Company has elected to continue to account for stock options grants in accordance with APB No. 25 and recognizes no compensation expense for these grants.

                                    f. Income Taxes

                                    The   Company    and   its   wholly    owned
                                    subsidiaries  file  a  consolidated  federal
                                    income tax  return.  Deferred  income  taxes
                                    arise as a  result  of  differences  between
                                    financial    statement    and   income   tax
                                    reporting.

                                    g. Earnings (Loss) Per Common Share

                                    In fiscal  year 1998,  the  Company  adopted
                                    Statement of Financial  Accounting Standards
                                    No. 128 (SFAS No. 128),  Earnings Per Share,
                                    which requires  public  companies to present
                                    earnings  per  share  and,  if   applicable,
                                    diluted  earnings per share. All comparative
                                    periods  must be restated as of February 28,
                                    1998 in accordance  with SFAS No. 128. Basic
                                    earnings per share are based on the weighted
                                    average number of common shares  outstanding
                                    without  consideration  of potential  common
                                    share  equivalents.   Diluted  earnings  per
                                    share  are  based  on the  weighted  average
                                    number of common and potential common shares
                                    outstanding.   The  calculation  takes  into
                                    account  the shares  that may be issued upon
                                    exercise  of stock  options,  reduced by the
                                    shares  that  may be  repurchased  with  the
                                    funds  received from the exercise,  based on
                                    the  average   price  during  the  year.  At
                                    February   27,   2000,   the   Company   had
                                    outstanding  warrants to purchase 16,500,000
                                    shares   of   common   stock   which   would
                                    potentially dilute basic earnings per share but have not been considered for the two prior periods as they would have had an antidilutive impact (see Note 9).

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    h. Reporting Comprehensive Income

                                    In  June  1997,  the  Financial   Accounting
                                    Standards  Board (FASB) issued  Statement of
                                    Financial Accounting Standards No. 130 (SFAS
                                    No. 130),  Reporting  Comprehensive  Income,
                                    which is effective  for the  Company's  year
                                    ending  February  27,  1999.  SFAS  No.  130
                                    addresses the reporting and displaying of comprehensive income and its components. Earnings (loss) per share will only be reported for net earnings (loss), and not for comprehensive income. Adoption of SFAS No. 130 relates to disclosure within the financial statements and is not expected to have a material effect on the Company's financial statements.

                                    i. Segment Information

                                    In June 1997, the FASB also issued Statement
                                    of Financial  Accounting  Standards  No. 131
                                    (SFAS No. 131), Disclosure About Segments of
                                    an Enterprise and Related Information, which
                                    is effective for the  Company's  year ending
                                    February 27, 1999.  SFAS No. 131 changes the
                                    way  public  companies  report   information
                                    about segments of their business in their financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 relates to disclosure within the financial statements and is not expected to have a material effect on the Company's financial statements.

                                    j. Fiscal Year

                                    The Company's fiscal year ends on the Sunday nearest to February 28, with the exception of February 28, 2001 an inactive year, the fiscal years ended February 27, 2000 and February 27, 1999 contained 52 weeks.

                                    k. Reclassification

                                    Certain   prior  year   amounts   have  been
                                    reclassified in order to conform to the current year's presentation.

                                    l. Use of Estimates

                                    In   preparing   the   Company's   financial
                                    statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    m. Impairment of Long-Lived Assets

                                    The Company  applies  Statement of Financial
                                    Accounting Standards No. 121, Accounting for
                                    the Impairment of Long-Lived  Assets and for
                                    Long-Lived   Assets  to  be   Disposed   of.
                                    Accordingly,  when  indicators of impairment
                                    are   present,   the  Company   periodically
                                    evaluates  the  carrying  value of property,
                                    plant  and  equipment  and   intangibles  in
                                    relation to the  operating  performance  and
                                    future   undiscounted   cash  flows  of  the
                                    underlying  business.  The  Company  adjusts
                                    carrying amount of the respective  assets if
                                    the expected future  undiscounted cash flows
                                    are  less  than   their  book   values.   No
                                    impairment loss was required in fiscal years
                                    2001, 2000 and 1999.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    n. Fair Value of Financial Instruments

                                    Based on borrowing rates currently available
                                    to the Company for debt with  similar  terms
                                    and  maturities,   the  fair  value  of  the
                                    company's  long-term  debt  approximate  the
                                    carrying  value.  The carrying  value of all
                                    other  financial   instruments   potentially
                                    subject to valuation risk, principally cash, accounts receivable and accounts payable, also approximate fair value.

  3. Concentration of Risk          For the  period  ended  February  28,  2001,
                                    there  were  no  sales  or  other   business
                                    activities. For February 28, 2000 there were
                                    no sales.  For February  27, 2000,  sales to
                                    the Company's largest customer accounted for
                                    38.8% of net  sales  and 23%,  respectively,
                                    for the two prior fiscal years. Sales to the
                                    second largest customer in fiscal years 1999
                                    and 1998  were  33.6% of net  sales and 22%,
                                    respectively.  As  previously  described,  K
                                    Mart,  which  represented $0 of net sales in
                                    the 1999 fiscal  year,  and 16% and 40%, for
                                    the two  prior  fiscal  years,  advised  the
                                    Company  it would  no  longer  continue  its
                                    commitment  to the  Brittania  trademark and
                                    consequently,  the Company  currently has no
                                    business  with  this   customer.   No  other
                                    customer accounted for more than 10% of the Company's consolidated net sales for fiscal
                                    1999 and 1998.

  4. Private Placement              On August 15, 1996, the Company  completed a
                                    $3.5  million  private   placement  with  an
                                    investment   partnership.   Terms   of  this
                                    transaction included the issuance of 250,000 shares and $2,760,000 of 12.5% convertible subordinated debentures that were due August
                                    15, 2001.

                                    The convertible  subordinated debentures are
                                    secured   by  a  second   mortgage   on  the
                                    Company's   manufacturing  and  distribution
                                    facility located in  Cartersville,  Georgia.
                                    In   conjunction   with  the  sale  of  this
                                    property  completed  on October 1, 1997 (see
                                    Note 7), the Company prepaid $707,000 of these debentures.

                                    The  debentures,  after giving effect to the
                                    prepayment   related  to  the  sale  of  the
                                    Company's facility referred to above, were convertible into the Company's common stock over the next five years. The investment partnership waived all conversion rights.

                                    The agreement grants the investor certain registration rights for the shares issued and the conversion shares to be issued.

                                    The difference between the purchase price of
                                    the  shares  issued  and their  fair  market
                                    value  on   August   15,   1996   aggregated
                                    $197,500. This was reflected as deferred issue cost and will be amortized over the expected five-year term of the subordinated convertible debentures. The prorated portion of these costs associated with the prepaid $707,000 of these debentures was recognized in the accounting period in which the event occurred.

                                    Costs associated with this private placement
                                    aggregated   $409,000   including   $104,000
                                    related to the shares issued which have been charged to paid in capital. The remaining balance of $305,000 will be amortized over the five-year term of the debentures.

                                    The Company was in default in respect to interest payments due on the subordinated

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    debt in August  1997,  and again in February
                                    1998. In September  1997,  the  Subordinated
                                    debt holder and the Company  entered into an
                                    agreement  to extend the cure  period on the
                                    default.   This  forbearance  agreement  was
                                    extended  month by month until May 1998.  In
                                    May  1998,  the  Company   entered  into  an
                                    agreement with the debt holder to extend the
                                    cure  period,  with  respect to  $322,551 in
                                    prior interest  payment defaults and for the
                                    interest  payment due in August 1998,  until
                                    December 1998. In return, the Company agreed
                                    to secure the debentures by a first priority
                                    lien on all the  assets of the  Company,  to
                                    the extent not  otherwise  prohibited  under
                                    the revolving  credit facility (Note 8), and
                                    to issue five-year  warrants  convertible to
                                    16,5000,000 shares of the Company's stock at
                                    an  exercise  price  of  $.10.  The  Company
                                    obtained an  independent  valuation  of this
                                    transaction,  in the amount of $175,000, and
                                    this  amount  was  expensed  in fiscal  year
                                    1998.  The Company is  currently  in default
                                    for interest  payments due since August 1997
                                    on this note, including the interest payment
                                    due February  1999.  There is no forbearance
                                    agreement in effect  subsequent  to December
                                    1998   and   therefore,    the   outstanding
                                    liability of  $2,052,986  is classified as a
                                    current  liability.  In  October  1999,  the
                                    Company  assigned the  accounts  receivable,
                                    inventory   and   all  law   suits   to  the
                                    subordinated creditor.

  5. Unusual (Credit) Charge        In  November  1992,  the  Company   acquired
                                    Phoenix  Associates,  Inc., a  manufacturing
                                    facility in Puerto Rico, pursuant to a stock
                                    purchase  agreement.  Phoenix  had  been  an
                                    exclusive   contractor   for  the   Company,
                                    manufacturing  many of the Company's product
                                    lines.  A portion of the purchase  price was
                                    subordinated  debt  payable  to  the  former
                                    owners of Phoenix, of which $300,000 was due
                                    February 2, 1998. In April 1993, the Company
                                    discovered   an   inventory    variance   of
                                    $1,700,000,   principally   attributable  to
                                    unrecorded  manufacturing  and material cost
                                    variance at the Puerto Rico facility,  which
                                    were   incurred   prior  to  the   Company's
                                    acquisition of this  facility.  As a result,
                                    the Company  initiated an action against the
                                    former  owners of the facility as more fully
                                    described in Note 12. Accordingly, in fiscal
                                    1995 the Company eliminated this payable and
                                    reflected   such  reduction  as  an  unusual
                                    credit in the 1995 financial statements.

                                    In  March  of  fiscal   1994,   the  Company
                                    terminated the  employment  contracts of its
                                    Chairman and  Vice-Chairman.  In  accordance
                                    with the  underlying  agreement,  they  were
                                    paid in aggregate of approximately  $400,000
                                    per year in severance and other benefits, through February 27, 1999.

                                    As of  February  28, 2001 and  February  27,
                                    2000, the accrued  unusual charge of $77,083
                                    represents    payments    due    under   the
                                    termination   agreements   to   the   former
                                    Chairman  and  Vice-chairman.  As of October
                                    1997, pending negotiation of more favorable terms, payment under these agreements was suspended.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

  6. Inventories                    Inventories  are  recorded  at the  lower of
                                    cost  or  market   value   using  the  first
                                    in-first-out (FIFO) cost flow method, and are summarized as follows:

                                    February 28,   February 27,     February 27
                                        2001           2000             1999
           ---------------------------------------------------------------------
           Raw materials                 $ --         $ --         $       --
           Work in process                 --           --                 --
           Finished goods                  --           --          1,108,860
           ---------------------------------------------------------------------
                                         $ --         $ --         $1,108,860
           =====================================================================

  7. Property, Plant and
     Equipment                      Property, plant and equipment are summarized
                                    as follows:

                                    February 28,   February 27,     February 27
                                        2001           2000             1999
           ---------------------------------------------------------------------
              Land                       $ --         $ --         $       --
              Buildings and improvements   --           --             26,034
              Machinery and equipment      --           --          1,485,090
              Furniture and fixtures       --           --            142,489
           ---------------------------------------------------------------------
                                           --           --          1,653,613
              Less accumulated
                depreciation               --           --          1,115,090
           ---------------------------------------------------------------------
                                         $ --         $ --         $  538,523
           =====================================================================

  8. Long-Term Debt and Notes
     Payable                        a. Revolving Credit

                                    The  Company  has  a $15  million  revolving
                                    credit  facility,  which  expired  in  March
                                    1998,  and has been  extended  to August 31,
                                    1999.   The   revolving   credit   agreement
                                    provides  for  loans  based  upon   eligible
                                    accounts   receivable   and   inventory,   a
                                    $3,000,000  letter  of credit  facility  and
                                    purchase  money  term  loans of up to 75% of
                                    the  orderly   liquidation  value  of  newly
                                    acquired and eligible equipment.  Borrowings
                                    bear  interest  at 2 3/4% above  prime.  The
                                    agreement requires,  among other provisions,
                                    the  maintenance of minimum  working capital
                                    and  net  worth  levels  and  also  contains
                                    restrictions regarding payment of dividends.
                                    Borrowings    under   the    agreement   are
                                    collateralized by substantially all of the assets of the Company. At February 28, 2001 and February 27, 2000, the revolving credit facility was not in place.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    b. Capital Leases

                                    The Company leases equipment under capital leases. During Fiscal 2000, the Company's equipment was returned for non-payment.

  9. Net Earnings (Loss) Per        The   following   table   sets   forth   the
     Common Share                   computation  of basic and  diluted  loss per
                                    share:

                                          February 28,   February 27,     February 27
                                              2001           2000             1999
       -------------------------------------------------------------------------------
       Net earnings (loss)  attributable
          to common stockholders         $       --      $(1,409,398)       $ 937,480

       Accrued dividends on preference
         shares                                  --      $   (81,074)       $ (81,103)

       Numerator for basic and diluted
         net earnings (loss) per common
         share - earnings  (loss)
         attributable to common
         stockholders                    $       --      $        --        $ 856,377
       -------------------------------------------------------------------------------
       Denominator for basic and diluted
         net earnings (loss) per common
         share - weighted average shares
         outstanding                      3,238,796        3,238,796        3,238,796
       -------------------------------------------------------------------------------
       Basic and diluted net  earnings
         (loss) per share                $       --      $      (.40)      $     0.26
       ===============================================================================

  10. Income Taxes                  Deferred income taxes reflect the net effect
                                    of   temporary   differences   between   the
                                    carrying  amounts of assets and  liabilities
                                    for  financial  reporting  purposes  and the
                                    amount   used  for  income   tax   purposes.
                                    Deferred  tax  assets  and  liabilities  are
                                    measured    using    enacted    tax   rates.
                                    Significant   components  of  the  Company's
                                    deferred   taxes  at  February   28,   2001,
                                    February 27, 2000 and February 27, 1999 are as follows:

                                          February 28,   February 27,     February 27
                                              2001           2000             1999
      --------------------------------------------------------------------------------
      Deferred tax assets

        Net operating loss
          carryforward                   $7,215,000       $7,215,000       $6,987,000

        Accrued severance                        --               --           36,000

        Excess of tax basis  over
          book basis of                          --               --               --

        Capitalized inventory costs              --               --           22,000

        Other                                    --               --          121,000
      --------------------------------------------------------------------------------
                                          7,215,000        7,215,000        7,166,000
      Deferred tax liabilities

        Difference between the book
          and tax basis of property,
          plant and equipment               331,000          331,000          331,000
      --------------------------------------------------------------------------------
         Net deferred tax asset           6,884,000        6,884,000        6,835,000
         Valuation allowance              6,884,000        6,884,000       (6,835,000)
      --------------------------------------------------------------------------------
         Net deferred taxes             $        --       $       --      $        --
      ================================================================================

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


                                    The  Company   anticipates   utilizing   its
                                    deferred  tax  assets  only to the extent of
                                    its deferred tax  liabilities.  Accordingly,
                                    the Company has fully reserved all remaining
                                    deferred   tax   assets,   which  it  cannot
                                    presently utilize.

                                    For tax purposes at February  28, 2001,  the
                                    Company's  net operating  loss  carryforward
                                    was  $20,200,000,  which,  if  unused,  will
                                    expire  from  2008  to  2013.   Certain  tax
                                    regulations   relating   to  the  change  in
                                    ownership may limit the Company's ability to
                                    utilize its net operating loss  carryforward
                                    if the ownership  change,  as computed under
                                    each   regulation,   exceeds  50%.   Through
                                    February 28, 2001, the change in ownership was less than 50%.

                                    There was no income tax provision (benefit) for the fiscal years 2001, 2000 and 1999.

                                    The following is a reconciliation of the normal expected statutory federal income tax rate to the effective rate reported in the financial statements.

                                                     February 28,  February 27,    February 27,
                                                         2001          2000            1999
              ---------------------------------------------------------------------------------
              Computed "expected" provision for:

                  Federal income taxes                    0%          (35.0)%         (35.0)%

                  Valuation allowance                     0            35.0            35.0
              ---------------------------------------------------------------------------------
              Actual provision for income taxes           0%           --   %          --   %
              ---------------------------------------------------------------------------------

11. Stockholders' Equity            a.  Stock Options

                                    The 1972 stock option plan, as amended, provides for the issuance of options to purchase up to 340,000 shares of common stock at the market value of the date of grant. Options are exercisable up to ten years from the date of grant and vest at 20% per year.

                                    The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation costs have been recognized for grants made under the Company's stock option plan. Had compensation cost been determined based on the fair value, as determined in accordance with the requirements of SFAS No. 123, at the date of grant of stock option awards, the increase in the net loss for fiscal 2001, 2000 and 1999 would be $0, $0 and $91,000, respectively. In fiscal 2001, 2000 and 1999 there were no awards of stock options. During the initial phase-in period of SFAS No. 123, such compensation may not be representative of the future effects of applying this statement.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    A summary of option activity for the years ended February 28, 2001, February 27, 2000, and February 27, 1999 is as follows:

                                                                  Weighted
                                              Number of           Average
                                               Options         Exercise Price
         -----------------------------------------------------------------------
          Balance, February 27, 1999           106,000              $5.05

           Forfeited                           106,000              $5.05
         -----------------------------------------------------------------------
          Balance, February 27, 2000                --                 --
         -----------------------------------------------------------------------
          Balance, February 28, 2001                --                 --
         -----------------------------------------------------------------------

                                    b. Issuance of Preferred Stock

                                    On March 22,  1994,  the Company sold to its
                                    management  group 5,000 shares of non-voting
                                    convertible  preferred stock for $1,000,000.
                                    These  shares are  convertible  into 200,000
                                    shares of common  stock at the rate of $5.00
                                    per  share.   These   shares   provide   for
                                    cumulative  dividends  at  a  floating  rate
                                    equal to the prime rate. Such dividends were
                                    convertible into common stock at the rate of
                                    $5.00 per share. The conversion  rights were
                                    waived  in  May  1998.   These   shares  are
                                    redeemable, at the option of the Company, on
                                    or  after  February  27,  1999  and  have  a
                                    liquidation preference of $200 per share. As
                                    of February 28, 2001,  February 27, 2000 and
                                    February 27, 1999  dividends in arrears were
                                    $570,134,     $489,484     and     $408,384,
                                    respectively.

                                    c. Issuance of Treasury Stock

                                    In connection with the Company's refinancing
                                    on March 22, 1994, the Company  entered into
                                    a  $2,000,000  term  loan  agreement  with a
                                    financial   institution.   Pursuant  to  the
                                    agreement,  the  Company  issued to the bank
                                    10,000 treasury common shares related to mandatory prepayments, which were not made.

                                    d. Grant of Warrants

                                    Warrants  have been granted to NAN Investors
                                    LP to purchase 16,500,000 shares of the Company's Common Stock for $.10 per share, with a five-year term effective May 21, 1998.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

12. Commitments, Contingencies
    and Related Party
    Transactions                    a. Agreement with Principal Stockholders

                                    On March 1,  1994,  in  connection  with the
                                    restructuring   described  in  Note  4,  the
                                    Company entered into agreements with its two
                                    principal   stockholders   and  a  group  of
                                    employees  (the  "Management   Group").  The
                                    agreements provide, among other things, for:

                                    The    reimbursement    of   the   principal
                                    stockholders,  limited to $1.50 per share to
                                    the extent that the gross proceeds per share
                                    from  the  sale  of  common   stock  by  the
                                    stockholders   during  the  two-year  period
                                    beginning  September  1,  1994 are less than
                                    $5.00 per share. Such guaranty is applicable
                                    to a maximum of 150,000  shares sold by such
                                    stockholders,  subject to  reductions  under
                                    certain    circumstances.    The   principal
                                    stockholders  sold 157,875 shares  including
                                    88,400 at  prices  below  $5.00  per  share;
                                    37,125 shares in the fiscal year ended March
                                    1, 1997 and 51,275  shares in the year ended
                                    March 2, 1996 which resulted in a charge to operating results of $12,000 and $35,000, respectively.

                                    Warrants to purchase up to 157,875 shares of
                                    common  stock  equal to the number of shares
                                    sold  by  the  principal  stockholders.  The
                                    exercise  price per  share of such  warrants
                                    would  equal  the gross  proceeds  per share
                                    from the corresponding sale by the principal
                                    stockholders.   Such   warrants   expire  on
                                    February 28, 2000. As of May 14, 1999, these warrants have not been requested to be issued, nor have they been issued.

                                    The  contribution  to the  Company  of  life
                                    insurance  policies  with  a cash  value  of
                                    $535,000  which, if borrowed by the Company,
                                    would  be  repaid   by  the  two   principal
                                    stockholders.

                                    b. Trademark Licensing Agreements

                                    Royalties    including   minimum   licensing
                                    payments to GUESS?,  Inc. which owns 9.9% of
                                    the outstanding common stock of the Company,
                                    aggregated   $74,000  in  fiscal  1999,  and
                                    $840,000 in fiscal 1998. Due to the lack of capital resources necessary to develop and support the GUESS? product line, the company discontinued its GUESS? division in the first quarter of fiscal year 1999. The GUESS? license was terminated as of March 31, 1998.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                    c. Litigation

                                    In  September  1993,  the  Company  filed an
                                    action  against the former owners of Phoenix
                                    Associates,   Inc.  (Phoenix).  The  Company
                                    sought compensatory damages of approximately
                                    $4.0 million plus declaratory and injunctive relief for acts of alleged securities fraud, fraudulent conveyances, breach of fiduciary trust and unfair competition in connection with the acquisition of the common stock of Phoenix.

                                    Additionally, the Company has filed a demand
                                    for  arbitration  which  seeks  compensatory
                                    damages of $4.0  million,  rescission of the
                                    stock purchase  agreement,  rescission of an
                                    employment  agreement and other matters, all
                                    on account of alleged  breaches of the stock
                                    employment       agreement,       fraudulent
                                    misrepresentation and breach of fiduciary duties.

                                    In November 1993, the former owners of Phoenix filed counter claims against the Company alleging improper termination with regard to their employment agreement and breach of the stock purchase agreement. The Company settled this litigation and realized $675,000 from this matter which is included in the accompanying statement of operations for 1999 under the caption "Other income."

                                    On  December 9, 1997,  a former  officer and
                                    director  of the  Company  filed a complaint
                                    against  the  Company in the State  Court of
                                    Fulton County,  State of Georgia relating to
                                    payments  allegedly  due him under the March
                                    18,  1994  Severance   Agreement,   and  was
                                    seeking  damages in the amount of  $219,472.
                                    The Company reached a settlement with the officer in the amount of $100,000 plus an amount based on reaching a certain level of recovery, if any, from the Levi Strauss litigation. Based on the settlement with Levi's, no additional accrual to the former officer and director was necessary.

                                    On January 15, 1998, in the Supreme Court of the State of New York, Westchester County, a Director of the Company filed a complaint against the Company for breach of the March 18, 1994 Severance Agreement, and seeking damages in the amount of $559,456 plus applicable interest and legal fees which was accrued as of February 28, 1998. The Company on March 9, 1998, filed counterclaims in a significantly larger amount. In April 1999, the Company reached a settlement with the Director for $75,000 which resulted in the reduction of approximately $530,000 in the accrued unusual charge this reduction is included in the accompanying Statement of Operations under the caption "Other Income."

                                    The   Company  is  subject  to  other  legal
                                    proceedings and claims,  which arise, in the
                                    ordinary  course  of  its  business.  In the
                                    opinion   of    management,    other   legal
                                    proceedings  and claims in which the Company
                                    is defendant will be  successfully  defended
                                    or  resolved   without  a  material  adverse
                                    effect   on   the   consolidated   financial
                                    position  or  results of  operations  of the
                                    Company.  The  Company  with  respect to the
                                    aforementioned  litigation  at February  27,
                                    2000   has   made   no   provision   in  the
                                    accompanying financial statements.

                                                      Nantucket Industries, Inc.
                                                                and Subsidiaries
                                                          (Debtor-In-Possession)

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

13. Brittania Litigation            Beginning  in  September  1988,  the Company
                                    became a licensee of Brittania Sportswear, Ltd., a wholly-owned subsidiary of Levi
                                    Strauss & Co., to manufacture and market men's underwear and other products under the trademark "Brittania from Levi Strauss &
                                    Co.". Sales under this license aggregated $0 in fiscal year 1999, $4.5 million in fiscal
                                    1998.

                                    As of  January  1,  1997,  the  license  was
                                    renewed  for  a  five-year  term,  including
                                    automatic  renewals  of two years if certain
                                    minimum  sales  levels  were  achieved.   On
                                    January  22,  1997,   Levi's  announced  its
                                    intention to sell Brittania. In light of the
                                    actions  announced  by Levi's,  K Mart,  the
                                    largest  retailer of the Brittania brand and
                                    the Company's  largest  customer  accounting
                                    for   approximately   $11   million  of  the
                                    Company's fiscal 1997 sales of Brittania product, advised the Company that it would no longer continue its on-going commitment to the Britannia trademark.

                                    The  Company  filed a lawsuit  against  Levi
                                    Strauss  &  Co.  and  Brittania  Sportswear,
                                    Ltd.,  alleging  that the licensor  breached
                                    various   obligations  under  the  licensing
                                    agreement,  including without limitation its
                                    covenant of good faith and fair dealing. The
                                    Company agreed to settle this  litigation in
                                    June   1998   and   realized   approximately
                                    $725,000  in gross  value  from this  matter
                                    which  is  included   in  the   accompanying
                                    statement  of  operations  under the caption
                                    "Other income."

14. Subsequent Events               On March 3,  2000,  the  Company  filed  for
                                    Chapter 11 protection  with U.S.  Bankruptcy
                                    Court. The Company is involved in discussion
                                    with   merger   candidates,   should   these
                                    discussions  prove futile, a move to Chapter
                                    7 liquidation is probable.

                  Nantucket Industries Inc., and Subsidiaries
                      Projected Balance Sheet (Unaudited)
                                August 31, 2001

                             Assumes The Following

1. That Nantucket Industries Plan of Reorganization is confirmed and that Nantucket acaquires Accutone, Inc. and subsidiary.

2. Increase in Accounts Receivable is attributable to the increased volume of business generated by the twenty-two nursing homes which Accutone began servicing on June 1, 2001. These facilities are being serviced according to an executory contract which has not yet been finalized for new Nantucket/Accutone to purchase the existing audiology practice of Park Avenue Medical Associates P.C. and Park Avenue Health Care Management, Inc. (A copy of their year end financials are included herein). The current audiology practice serves approximately 17 nursing homes. Accutone as of June 1, 2001 began servicing the homes which are included in this practice. Park Avenue services an additional 55 facilities most of which have expressed a desire to have outside audiological services rendered. We are already in discussion with an additional 12 facilities and intend to move toward servicing their audiological needs between September and December of 2001. (See facility list attached).

3. In accordance with Generally Accepted Accounting Principles, the transaction has been treated as a purchase, as well as the inclusion of the surviving Chapter 11 non dischargeable debt. Below is an outline of the accounting for this transaction.

      Calculation of Good Will

      Purchase of Accutone and Subsidiary                           $ 528,612

      Less: Book Value of Accutone                                   (125,495)
                                                                    ---------
                                                                      403,117
      Less: Valuation of Customer List
              (65% of Estimated Current Volume @ $400,000)           (260,000)
                                                                    ---------
              Good Will                                             $ 143,117
                                                                    ---------
                Calculation of Reorganization Value in Excess of
                   Amount Allocatible to Identifiable Assets

      Survival Subsequent to Chapter 11 of
              Non Dischargeable Tax Debt                            $  92,389

      Settle Chapter 11 Debt Utilizing Common Stock                    71,388
                                                                    ---------

      Settlement of Order                                           $ 163,777
                                                                    ---------

4. In accordance with Generally Accepted Accounting Principles, Good Will is authorized over 15 years and customer lists are amortized over 7 years.

5.    Personal Property Taxes are being paid over six years.

                                      EXHIBIT "B"

                   NANTUCKET INDUSTRIES INC. AND SUBSIDIARIES
                      PROJECTED BALANCE SHEET (UNAUDITED)*
                                 AUGUST 31, 2002

 ASSETS

CASH                                                                $  685,893
ACCOUNTS RECEIVABLE                                                    154,103
INVENTORY                                                               12,100
                                                                    ----------
TOTAL CURRENT ASSETS                                                   852,096
                                                                    ----------

FIXED ASSETS                                                           123,770
ACCUMULATED DEPRECIATION                                               (43,035)
                                                                    ----------
NET FIXED ASSETS                                                        80,735
                                                                    ----------

OTHER ASSETS
GOODWILL                                                               143,117
AMORTIZATION-GOODWILL                                                   (9,541)
REORGANIZATION VALUE IN EXCESS OF AMOUNT
  ALLOCATIBLE TO IDENTIFIABLE ASSETS                                   163,777
AMORTIZATION-REORGANIZATIONAL VALUE                                    (10,918)
CUSTOMER LIST                                                          307,935
AMORTIZATION-CUSTOMER LIST                                            (69,100)
                                                                    ----------
TOTAL OTHER ASSETS                                                     525,270
                                                                    ----------

                                                                    $1,458,101
                                                                    ==========

LIABILITIES
ACCOUNTS PAYABLE                                                    $   65,170
PERSONAL PROPERTY TAXES                                                 15,398
AUTO LOAN                                                                  413
                                                                    ----------
TOTAL CURRENT LIABILITIES                                               80,981

PERSONAL PROPERTY TAXES                                                 61,593
                                                                    ----------
TOTAL LIABILITIES                                                      142,574
                                                                    ----------

COMMON STOCK                                                           600,000
PAID IN CAPITAL                                                        500,000
RETAINED EARNINGS                                                      215,527
                                                                    ----------
TOTAL STOCKHOLDERS EQUITY                                            1,315,527
                                                                    ----------

                                                                    $1,458,101
                                                                    ==========

                                   EXHIBIT "C"

* This projection statement should be read in conjuction with the attached assumptions

                                   Exhibit E
                   Nantucket Industries Inc. and Subsidiaries
                      Projected Balance Sheet (Unlimited)
                                August 31, 2002

                             Assumes The Following

1. That a private placement of Nantucket Industries common stock, is completed during the year ended August 31, 2002 with total proceeds approximating $500,000.00 adding to the Company's cash position.

2. That the continued increase in sales will cause the total accounts receivable from Medicare, Medicaid and of the third party payers to increase.

3. The increase in Paid-in-Capital reflects the completion during the prior 12 months of the $500,000 private placement.

4. The increase in Accounts Payable results from the increase in business volume and subsequent related expenses.

5. The decrease in personal property taxes result from payments made during the year on the anticipated 6 year payout of these priority tax claims.

NANTUCKET INDUSTRIES INC. AND
SUBSIDIARIES
PROJECTED BALANCE SHEET (UNAUDITED)*
AUGUST 31, 2001

                                     ASSETS

                                       CASH    $  15,000
                        ACCOUNTS RECEIVABLE       72,000
                                  INVENTORY        5,000
                                               ---------
                       TOTAL CURRENT ASSETS       92,000
                                               ---------

                               FIXED ASSETS      123,770
                   ACCUMULATED DEPRECIATION      (43,035)
                                               ---------
                           NET FIXED ASSETS       80,735
                                               ---------

                               OTHER ASSETS
                                   GOODWILL      143,117
                      AMORTIZATION GOODWILL           --
   REORGANIZATION VALUE IN EXCESS OF AMOUNT
         ALLOCATIBLE TO IDENTIFIABLE ASSETS      163,777
        AMORTIZATION-REORGANIZATIONAL VALUE           --
                              CUSTOMER LIST      307,935
                AMORTIZATION -CUSTOMER LIST      (31,957)
                                               ---------
                         TOTAL OTHER ASSETS      582,872
                                               ---------

                                               $ 755,607

                                LIABILITIES
                           ACCOUNTS PAYABLE    $  59,870
                    PERSONAL PROPERTY TAXES       15,398
                                  AUTO LOAN        3,348
                                               ---------
                  TOTAL CURRENT LIABILITIES       78,616

                    PERSONAL PROPERTY TAXES       76,991
                                               ---------
                          TOTAL LIABILITIES      155,607
                                               ---------

                               COMMON STOCK      600,000
                            PAID IN CAPITAL           --
                           RETAINED DEFICIT           --
                                               ---------
                  TOTAL STOCKHOLDERS EQUITY      600,000
                                               ---------

                                               $ 755,607

* This projection statement should be read in conjuction with the attached assumptions

                                        NANTUCKET
                                        INDUSTRIES       ACCUTONE     INTERSTATE

CASH                                                      10,000          5,000
ACCOUNTS RECEIVABLE                                       72,000              0
INVENTORY                                                  5,000              0
INVESTMENT-ACCUTONE                       528,612              0              0
INVESTMENT-INTERSTATE                                     60,000              0
LOAN RECEIVABLE-INTERSTATE                                 8,351         (8,351)
EQUIPMENT                                                 97,920         25,850
ACCUMULATED DEPRECIATION                                 (30,956)       (12,079)
CUSTOMER LIST                                                            47,935
                                                                        (31,957)
GOODWILL                                                                      0
AMORTIZATION GOODWILL                                                         0
REORGANIZATION VALUE                      163,777                             0
AMORTIZATION-REORG                                                            0
ACCOUNTS PAYABLE                                         (14,370)             0
PAYROLL TAX PAYABLE                                      (35,000)       (10,500)
PERSONAL PROPERTY TAXES                   (92,389)                            0
AUTO LOAN                                                 (3,348)             0
PAID IN CAPITAL                                         (429,461)             0
COMMON STOCK                             (600,000)        (1,000)       (60,000)
RETAINED EARNINGS                                        260,864         44,102
                                                0              0              0

SALES
SALES RETURNS

PURCHASES
LABOR
COMMISSIONS

 Sales
     Product
     Advertising
     Labor & benefits
Amortization & Depreciation
Automobile Expense
Bank Charges
Dues & Subscriptions
Insurance (Prop/Comp/Liability)
Miscellaneous Expenses
Office Expense
Postage
Health Insurance
Rent
Administrative Salaries
Payroll taxes
Supplies
Telephone
Professional fees
Selling expense
Travel & Entertainment

PROJECTED ACTIVITY    CONSOLIDATION AJE     ELIMINATION      CONSOLIDATED

           170,893                                                185,893
            82,103                                                154,103
             7,100                                                 12,100
                               (528,612)                                0
                                                (60,000)                0
                                                                        0
                                                                  123,770
                                      0                           (43,035)
                                260,000                           307,935
                                (37,143)                          (69,100)
                                143,117                           143,117
                                 (9,541)                           (9,541)
                                                                  163,777
                                (10,918)                          (10,918)
           (30,000)                                               (44,370)
            24,700                                                (20,800)
            15,398                                                (76,991)
             2,935                                                   (413)
                                429,461                                 0
                                  1,000          60,000          (600,000)
          (273,129)            (247,364)                         (215,527)
                (0)                  (0)                               (0)


        (1,429,182)                                            (1,429,182)
           266,205                                                266,205
            72,400                                                 72,400
           362,949                                                362,949
            21,024               57,602                            78,626
            12,000                                                 12,000
             3,999                                                  3,999
             4,801                                                  4,801
             8,001                                                  8,001
             3,000                                                  3,000
             8,200                                                  8,200
             2,199                                                  2,199
            16,921                                                 16,921
            38,856                                                 38,856
           237,999                                                237,999
            26,180                                                 26,180
             4,801                                                  4,801
            17,519                                                 17,519
            24,999                                                 24,999
            15,000                                                 15,000
             9,000                                                  9,000
          (273,129)                                   0          (215,527)

                                              RENT
                                         INSURANCE
                                 MEDICAL INSURANCE
                                          PRINTING
                                    OFFICE EXPENSE
                                  POSTAGE-DELIVERY
                                         TELEPHONE
                                 PROFESSIONAL FEES
                                      AUTO EXPENSE
                                  LICENSES EXPENSE
                                 SALES & PROMOTION
                                       ADVERTISING
                                  TRAVEL & LODGING
                                    CLINIC EXPENSE
                                  INTEREST EXPENSE
                                      MISC EXPENSE
                                           REPAIRS
                                     PAYROLL TAXES
                                   OFFICE SALARIES
                              DEPRECIATION EXPENSE
                                      BANK CHARGES

                   NANTUCKET INDUSTRIES INC. AND SUBSIDIARIES
                      PROJECTED BALANCE SHEET (UNAUDITED)*
                                 AUGUST 31, 2002

ASSETS

CASH                                                                  $185,893
ACCOUNTS RECEIVABLE                                                    154,103
INVENTORY                                                               12,100
                                                                      --------
TOTAL CURRENT ASSETS                                                   352,096
                                                                      --------

FIXED ASSETS                                                           123,770
ACCUMULATED DEPRECIATION                                               (43,035)
                                                                      --------
NET FIXED ASSETS                                                        80,735
                                                                      --------

OTHER ASSETS
GOODWILL                                                               143,117
AMORTIZATION-GOODWILL                                                   (9,541)
REORGANIZATION VALUE IN EXCESS OF AMOUNT
  ALLOCATIBLE TO IDENTIFIABLE ASSETS                                   163,777
AMORTIZATION-REORGANIZATIONAL VALUE                                    (10,918)
CUSTOMER LIST                                                          307,935
AMORTIZATION -CUSTOMER LIST                                            (69,100)
                                                                      --------
TOTAL OTHER ASSETS                                                     525,270
                                                                      --------

                                                                      $958,101
                                                                      ========

LIABILITIES
ACCOUNTS PAYABLE                                                      $ 65,170
PERSONAL PROPERTY TAXES                                                 15,398
AUTO LOAN                                                                  413
                                                                      --------
TOTAL CURRENT LIABILITIES                                               80,981

PERSONAL PROPERTY TAXES                                                 61,593
                                                                      --------
TOTAL LIABILITIES                                                      142,574
                                                                      --------

COMMON STOCK                                                           600,000
PAID IN CAPITAL                                                              0
RETAINED EARNINGS                                                      215,527
                                                                      --------
TOTAL STOCKHOLDERS EQUITY                                              815,527
                                                                      --------

                                                                      $958,101
                                                                      ========

* This projection statement should be read in conjuction with the attached assumptions

                                  EXHIBIT "D"

                                   Exhibit F
                   Nantucket Industries Inc. and Subsidiaries
                      Projected Balance Sheet (Unaudited)
                                August 31, 2002

                             Assumes The Following

1. No private placement of Nantucket Industries common stock, is completed during the year ended August 31, 2002.

2. That the continued increase in sales will cause the total accounts receivable from Medicare, Medicaid and of the third party payers to increase.

3. The increase in Paid-in-Capital reflects the completion during the prior 12 months of the $500,000 private placement.

4. The increase in Accounts Payable results from the increase in business volume and subsequent related expenses.

5. The decrease in personal property taxes result from payments made during the year on the anticipated 6 year payout of these priority tax claims.

PROJECTED ACTIVITY      CONSOLIDATION AJE      ELIMINATION     CONSOLIDATED

           170,893                                                  185,893
            82,103                                                  154,103
             7,100                                                   12,100
                                 (528,612)                                0
                                                  (60,000)                0
                                                                          0
                                                                    123,770
                                        0                           (43,035)
                                  260,000                           307,935
                                  (37,143)                          (69,100)
                                  143,117                           143,117
                                   (9,541)                           (9,541)
                                                                    163,777
                                  (10,918)                          (10,918)
           (30,000)                                                 (44,370)
            24,700                                                  (20,800)
            15,398                                                  (76,991)
             2,935                                                     (413)
                                  429,461                                 0
                                    1,000          60,000          (600,000)
          (273,129)              (247,364)                         (215,527)
                (0)                    (0)                               (0)
        (1,429,182)                                              (1,429,182)
           266,205                                                  266,205
            72,400                                                   72,400
           362,949                                                  362,949
            21,024                 57,602                            78,626
            12,000                                                   12,000
             3,999                                                    3,999
             4,801                                                    4,801
             8,001                                                    8,001
             3,000                                                    3,000
             8,200                                                    8,200
             2,199                                                    2,199
            16,921                                                   16,921
            38,856                                                   38,856
           237,999                                                  237,999
            26,180                                                   26,180
             4,801                                                    4,801
            17,519                                                   17,519
            24,999                                                   24,999
            15,000                                                   15,000
             9,000                                                    9,000
          (273,129)                                     0          (215,527)

                                        NANTUCKET
                                        INDUSTRIES       ACCUTONE     INTERSTATE

CASH                                                      10,000          5,000
ACCOUNTS RECEIVABLE                                       72,000              0
INVENTORY                                                  5,000              0
INVESTMENT-ACCUTONE                       528,612              0              0
INVESTMENT-INTERSTATE                                     60,000              0
LOAN RECEIVABLE-INTERSTATE                                 8,351         (8,351)
EQUIPMENT                                                 97,920         25,850
ACCUMULATED DEPRECIATION                                 (30,956)       (12,079)
CUSTOMER LIST                                                            47,935
AMORTIZATION-CUSTOMER LIST                                              (31,957)
GOODWILL                                                                      0
AMORTIZATION GOODWILL                                                         0
REORGANIZATION VALUE                      163,777                             0
AMORTIZATION-REORG                                                            0
ACCOUNTS PAYABLE                                         (14,370)             0
PAYROLL TAX  PAYABLE                                     (35,000)       (10,500)
PERSONAL PROPERTY TAXES                   (92,389)                             0
AUTO LOAN                                                 (3,348)             0
PAID IN CAPITAL                                         (429,461)             0
COMMON STOCK                             (600,000)        (1,000)       (60,000)
RETAINED EARNINGS                                        260,864         44,102
                                                0              0              0

Sales
   Product
   Advertising
   Labor & benefits
Amortization & Depreciation
Automobile Expense
Bank Charges
Dues & Subscriptions
Insurance (Prop/Comp/Liability)
Miscellaneous Expenses
Office Expense
Postage
Health Insurance
Rent
Administrative Salaries
Payroll taxes
Supplies
Telephone
Professional fees
Selling expense
Travel & Entertainment

      Increase due to the acquisition of Accutone and related amortization since depreciation costs.

                   NANTUCKET INDUSTRIES INC. AND SUBSIDIARIES
       PROJECTED STATEMENT OF OPERATIONS & RETAINED EARNINGS (UNAUDITED)*
                        SEPTEMBER 1, 2001-AUGUST 31, 2002

SALES (NET)                                                           $1,429,182

COSTS OF GOODS SOLD
PURCHASES                                                                266,205
ADVERTISING                                                               72,400
LABOR & BENEFITS                                                         362,949
                                                                      ----------
TOTAL COSTS OF GOODS SOLD                                                701,554
                                                                      ----------

GROSS PROFIT                                                             727,628

GENERAL & ADMINISTRATIVE
AUTOMOBILE EXPENSE                                                        12,000
BANK CHARGES                                                               3,999
DUES & SUBSCRIPTIONS                                                       4,801
INSURANCE                                                                  8,001
MISCELLANEOUS EXPENSES                                                     3,000
OFFICE EXPENSE                                                             8,200
POSTAGE                                                                    2,199
HEALTH INSURANCE                                                          16,921
RENT                                                                      38,856
ADMINISTRATIVE SALARIES                                                  237,999
PAYROLL TAXES                                                             26,180
SUPPLIES                                                                   4,801
TELEPHONE                                                                 17,519
PROFESSIONAL FEES                                                         24,999
SELLING EXPENSE                                                           15,000
TRAVEL & ENTERTAINMENT                                                     9,000
                                                                      ----------
TOTAL GENERAL & ADMINISTRATIVE                                           433,475
                                                                      ----------

INCOME BEFORE DEPRECIATION                                               294,153
DEPRECIATION EXPENSE                                                      78,626
                                                                      ----------
NET INCOME                                                               215,527
BEGINNING RETAINED EARNINGS                                                   --
                                                                      ----------
ENDING RETAINED EARNINGS                                              $  215,527
                                                                      ==========

* This projection statement should be read in conjuction with the attached assumptions

                   Nantucket Industries Inc. and Subsidiaries
        Projected Statement of Operations & Retained Earnings (Unaudited)
                                August 31, 2002

                             Assumes The Following

1. A. Increase in sales at Yonkers locations attributable to the following:

            2. Addition of 4 contracts for audiological services for Early Intervention Programs for children (from 8 months to 12 years of age)

            3. Increase in referrals from local nursing and adult care facilities

            4.    Expansion of office hours from 5 to 6 days per week

            5. Addition of a St. Joseph's Geriatric Day Care Center contract for both referrals and on-site clinical evaluations and hearing aid dispensing. (This facility services the entire City of Yonkers and parts of lower Westchester).

            6.    Increase in local doctor referrals.

1. Anticipated addition of a total of at least 30 nursing homes in Westchester, Dutchess and Ulster counties to which we be the exclusive provider of audiological services, including the dispensing of hearing aids (part of Park Avenue contract).

2. Continued growth of sales and revenues in Mount Vernon Wartburg Facility by expanding office hours and number of days open for service.

3. Addition of a minimum of 4 to 6 new registered hearing aid dispensers and an additional dispensing office in the Pennsylvania operation.

      EXPENDITURES

      Cost of Sales - increases due to the addition of at least three NYS Licensed Audiologists and revised salary and benefits costs.

      Purchases increase due to projected greater number of hearing aids sold.

      General and Administrative

      Increased as a result of projected increase in sales and overall related costs including but not limited to:

            A.    Required additional administrative executives and staff.

            B. Additional space required to accomodate administrative offices.

      Depreciation Expense

                              LIQUIDATION ANALYSIS

                           NANTUCKET INDUSTRIES, INC.
                            AS AT December 31, 2001

ASSETS:

     Cash                                                   1,452.00
     Other current assets                                  20,331.00(1)
                                                        ------------
     Total assets                                          21,783.00

LIABILITIES:

Secured claims                                             21,783.00

     Balance available to
     priority and general claims                                0.00

Priority Claims                                            71,187.00(2)
                                                        ------------

     Balance available for
     General creditors                                          0.00

General unsecured claims                                1,701,000.00
                                                        ------------
     Balance available for
     Shareholder interests                                      0.00

Preferred shares liquidation                            1,000,000.00
                                                        ------------
     Balance available for
     Common stockholders                                        0.00

                                  EXHIBIT "E"

1.The "Other Current Asset" consists of various security deposits held by third parties including utilities and the former landlord. It is not certain that these security deposits have or have not been off-set prior to the bankruptcy by the relevant creditors.

2. A priority claim has been filed by Bartow County, Georgia for personal property taxes in the amount of $71,187. This amount is disputed by the Debtor which filed a tax return indicating that the amount of $19,000 is due.

                                  EXHIBIT "F"

                       OMITTED AS PER ORDER OF THE COURT

                           THIS DOCUMENT IS AVAILABLE

                    ON THE COURT'S ELECTRONIC FILING SYSTEM

                                  Exhibit "F"

                                               Accutone, Inc.
                                               and Subsidiary



                                 Audited Financial Statements
                 Years Ended December 31, 2000, 1999 and 1998

                                  EXHIBIT "G"

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                                    Contents

--------------------------------------------------------------------------------

Independent auditors' report                                             2

Financial statements:

Consolidated balance sheets                                              3

   Consolidated statements of operations                                 4

   Consolidated statement of stockholders' deficit                       5

   Consolidated statements of cash flows                                 6

   Notes to consolidated financial statements                          7-8

Independent Auditors' Report

To the Board of Directors
Accutone, Inc. and Subsidiary
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Accutone, Inc. and Subsidiary as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Accutone, Inc. and Subsidiary as of December 31, 2000, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

May 8, 2001

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                     Consolidated Balance Sheets

=================================================================================================
December 31,                                                     2000         1999         1998
-------------------------------------------------------------------------------------------------
Assets
   Cash                                                       $  10,860    $  34,548    $  11,372
   Accounts receivable                                           19,680        8,500        4,850
   Inventories                                                   10,760       13,378        7,500
   Deferred costs (Note 5)                                       70,599           --           --
-------------------------------------------------------------------------------------------------
              Total current assets                              111,899       56,426       23,722
-------------------------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 2 and 3)               87,109      108,133       63,768
-------------------------------------------------------------------------------------------------
                                                              $ 199,008    $ 164,559    $  87,490
=================================================================================================
Liabilities and Stockholders' Deficit
   Current portion of long-term debt (Note 3)                 $   3,129    $   2,935    $   2,767
   Accounts payable                                              63,807       34,447       18,046
   Other liabilities (Note 5)                                    25,000           --           --
-------------------------------------------------------------------------------------------------
              Total current liabilities                          91,936       37,382       20,813
Long term debt (Note 3)                                           2,440        5,569        8,504
-------------------------------------------------------------------------------------------------
              Total liabilities                                  94,376       42,951       29,317
-------------------------------------------------------------------------------------------------
Stockholders' equity (Note 4)
   Common stock, $.01 par value; authorized 100,000 shares;
      issued and outstanding                                      1,000        1,000        1,000
   Additional paid-in capital                                   379,504      311,564      216,766
   Accumulated deficit                                         (275,872)    (190,956)    (159,593)
-------------------------------------------------------------------------------------------------
              Total stockholders' equity                        104,632      121,608       58,173
-------------------------------------------------------------------------------------------------
                                                              $ 199,008    $ 164,559    $  87,490
=================================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary


                                           Consolidated Statements of Operations

================================================================================

Years ended December 31,                       2000         1999         1998
--------------------------------------------------------------------------------
Net sales                                   $ 314,028    $ 362,175    $ 267,388
Cost of sales                                 224,028      232,542      180,702
--------------------------------------------------------------------------------
             Gross profit                      90,000      129,633       86,686
Selling, general and administrative
  expenses                                    152,254      135,253      144,013
--------------------------------------------------------------------------------
              Loss from operations            (62,254)      (5,620)     (57,327)
Other expense:
   Depreciation                                21,024       20,107       11,010
   Interest expense                             1,638        5,636        3,282
--------------------------------------------------------------------------------
              Total other expense              22,662       25,743       14,292
--------------------------------------------------------------------------------
              Loss before income taxes        (84,916)     (31,363)     (71,619)
Income taxes (Note 4)                              --           --           --
--------------------------------------------------------------------------------
Net loss                                    $ (84,916)   $ (31,363)   $ (71,619)
================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                  Consolidated Statement of Stockholders' Equity

================================================================================
                                            Additional
                                Common        paid-in    Accumulated
                                 stock        capital      deficit      Total
--------------------------------------------------------------------------------

Balance at January 1, 1998     $   1,000    $ 139,369    $ (87,974)   $  52,395

Net loss                                                   (71,619)     (71,619)

Capital contribution                           77,397                    77,397
--------------------------------------------------------------------------------

Balance at December 31, 1998       1,000      216,766     (159,593)      58,173

Net loss                                                   (31,363)     (31,363)

Capital contribution                           94,798                    94,798
--------------------------------------------------------------------------------

Balance at December 31, 1999       1,000      311,564     (190,956)     121,608

Net loss                                                   (84,916)     (84,916)

Capital contribution                           67,940                    67,940
--------------------------------------------------------------------------------

Balance at December 31, 2000   $   1,000    $ 379,504    $(275,872)   $ 104,632
================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows

=======================================================================================

  Years ended December 31,                             2000        1999         1998
---------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                           $(84,916)   $(31,363)   $(71,619)
   Adjustments to reconcile net loss to
      net cash used by operating activities:
        Depreciation and amortization                   21,024      20,107      11,010
        Changes in assets and liabilities
           Accounts receivable                         (11,180)     (3,650)        650
           Inventories                                   2,618      (5,878)      4,569
           Deferred costs                              (70,599)         --          --
           Accounts payable                             29,360      16,401      (5,054)
           Other liabilities                            25,000          --          --
---------------------------------------------------------------------------------------
              Net cash used by operating activities    (88,693)     (4,383)    (60,444)
---------------------------------------------------------------------------------------
Cash flows from investing activities:
   Additions to property and equipment                      --     (64,472)    (22,251)
---------------------------------------------------------------------------------------
              Net cash used by investing activities         --     (64,472)    (22,251)
---------------------------------------------------------------------------------------
Cash flows from financing activities:
   Capital contribution                                 67,940      94,798      77,397
   Proceeds from equipment loan                             --          --      12,377
   Payments on long-term debt                           (2,935)     (2,767)     (1,106)
---------------------------------------------------------------------------------------
              Net cash provided by
                financing activities                    65,005      92,031      88,668
---------------------------------------------------------------------------------------
Net increase (decrease) in cash                        (23,688)     23,176       5,973
Cash, beginning of year                                 34,548      11,372       5,399
---------------------------------------------------------------------------------------
Cash, end of year                                     $ 10,860    $ 34,548    $ 11,372
=======================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1.    Summary of
      Significant
      Accounting Policies


                                 a. The Company

                                    Accutone, Inc. and its wholly-owned
                                    subsidiary (the "Company") distribute
                                    hearing aids.

                                 b. Principles of Consolidation

                                    The consolidated financial statements
                                    include the accounts of Accutone, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

                                 c. Revenue Recognition

                                    Revenue is recognized when the merchandise is shipped.

                                 d. Inventories

                                    Inventories are stated at the lower of cost
                                    (first-in, first-out method) or market.

                                 e. Property and Equipment

                                    Property and equipment are stated at cost.
                                    Depreciation is computed for financial
                                    statement purposes, using the straight-line method over the estimated useful life. For income tax purposes, depreciation is computed using statutory rates.

                                 f. Income Taxes

                                    The Company and its wholly owned
                                    subsidiaries file a consolidated federal income tax return. Deferred income taxes arise as a result of differences between financial statement and income tax reporting.

                                 g. Estimates

                                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of the assets and liabilities at the date of the financial statements, the revenues and expenses during the period as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                                 h. Long-Lived Assets

                                    The company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

2. Property, Plant and
   Equipment

                                                2000        1999         1998
                 ---------------------------------------------------------------
                 Furniture and fixtures     $  13,801    $  13,801    $  13,801
                 Leasehold improvements        25,000       25,000           --
                 Machinery and equipment       61,269       61,269       21,797
                 Customer list                 47,935       47,935       47,935
                                            ------------------------------------
                                              148,005      148,005       83,533
                 Accumulated depreciation     (60,896)     (39,872)     (19,765)
                 ---------------------------------------------------------------
                                            $  87,109    $ 108,133    $  63,768
                 ===============================================================

3. Long-term debt

                                                         2000     1999     1998
                 ---------------------------------------------------------------
                 Equipment loan payable to a finance
                 company, collateralized by equipment
                 with monthly installments of $280
                 including interest at 5.9%
                 maturing in 2002                       $5,569   $8,504   $1,998
                 Less current maturities                 3,129    2,935    2,767
                 ---------------------------------------------------------------
                                                        $2,440   $5,569   $8,504
                 ===============================================================

4. Income taxes

                                    At December 31, 2000, the Company had net operating loss carryforwards of approximately $276,000 expiring from 2017 to 2020.

5. Commitment and                   The Company has incurred fees with certain
   contingencies                    stockholders for legal services performed in
                                    connection with a proposed reverse
                                    acquisition with Nantucket Industries Inc.
                                    (debtor in possession). It is anticipated
                                    that the transaction will be completed
                                    within the next six months.
================================================================================
                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                   Compiled Financial Statements
                                               Three Months Ended March 31, 2001

                                  EXHIBIT "H"

                                                                  Accutone, Inc.

                                                                     Contents

--------------------------------------------------------------------------------

Independent accountant's compilation report                              2

Financial statements:

   Consolidated balance sheets                                           3

   Consolidated statement of operation                                   4

   Consolidated statement of stockholders' equity                        5

   Consolidated statement of cash flows                                  6

   Notes to consolidated financial statements                          7-8

Independent Accountants' Compilation Report

To the Board of Directors
Accutone, Inc. and Subsidiary
Yonkers, New York

We have compiled the accompanying consolidated balance sheet of Accutone, Inc. and Subsidiary as of March 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


May 10, 2001

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                      Consolidated Balance Sheet

================================================================================

March 31,                                                               2001
--------------------------------------------------------------------------------
Assets
   Cash                                                              $   7,315
   Accounts receivable                                                  31,270
   Inventories                                                           9,940
   Deferred costs (Note 5)                                              71,199
--------------------------------------------------------------------------------
              Total current assets                                     119,724
--------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 2 and 3)                     111,723
--------------------------------------------------------------------------------
                                                                     $ 231,447
================================================================================
Liabilities and Stockholders' Equity
   Current portion of long-term debt (Note 3)                        $   3,183
   Accounts payable                                                     62,435
   Other liabilities (Note 5)                                           25,000
--------------------------------------------------------------------------------
              Total current liabilities                                 90,618
Long term debt (Note 3)                                                  1,618
--------------------------------------------------------------------------------
              Total liabilities                                         92,236
--------------------------------------------------------------------------------
Commitments and contingencies (Note 5)
Stockholders' equity
   Common stock, $.01 par value; authorized 100,000
     shares, issued and outstanding                                      1,000
   Additional paid-in capital                                          399,461
   Accumulated deficit                                                (261,250)
--------------------------------------------------------------------------------
              Total stockholders' equity                               139,211
--------------------------------------------------------------------------------
                                                                     $ 231,447
================================================================================

                        See accompanying notes to compiled financial statements

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                            Consolidated Statement of Operations

================================================================================

Three months ended March 31,                                        2001
--------------------------------------------------------------------------------
Net sales                                                         $113,219
Cost of sales                                                       65,293
--------------------------------------------------------------------------------
              Gross profit                                          47,926
Selling, general and administrative expenses                        27,232
--------------------------------------------------------------------------------
              Income from operations                                20,694
Other expense:
   Depreciation                                                      5,286
   Interest expense                                                    786
--------------------------------------------------------------------------------
              Total other expense                                    6,072
--------------------------------------------------------------------------------
              Income before income taxes                            14,622
Income taxes (Note 4)                                                   --
--------------------------------------------------------------------------------
Net income                                                        $ 14,622
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                  Consolidated Statement of Stockholders' Equity

================================================================================
                                             Additional
                                    Common     paid-in   Accumulated
                                     stock     capital     deficit       Total
--------------------------------------------------------------------------------
Balance at January 1, 2001          $1,000    $379,504   $(275,872)    $104,632

Net income                              --          --      14,622       14,622

Capital contribution                    --      19,957          --       19,957
--------------------------------------------------------------------------------
Balance at March 31, 2001           $1,000    $399,461   $(261,250)    $139,211
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                            Consolidated Statement of Cash Flows

================================================================================

Three months ended March 31,                                             2001
--------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                          $ 14,622
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization                                     5,286
        Changes in assets and liabilities:
           Accounts receivable                                          (11,590)
           Inventories                                                      820
           Deferred costs                                                  (600)
           Accounts payable                                              (1,372)
--------------------------------------------------------------------------------
              Net cash provided by operating activities                   7,166
--------------------------------------------------------------------------------
Cash flows from investing activities:
   Additions to equipment                                               (29,900)
--------------------------------------------------------------------------------
      Net cash used by investing activities                             (29,900)
--------------------------------------------------------------------------------
Cash flows from financing activities:
   Capital contribution                                                  19,957
   Payments on long-term debt                                              (768)
--------------------------------------------------------------------------------
              Net cash provided by financing activities                  19,189
--------------------------------------------------------------------------------
Net decrease in cash                                                     (3,545)
Cash, beginning of period                                                10,860
--------------------------------------------------------------------------------
Cash, end of period                                                    $  7,315
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1. Summary of
   Significant
   Accounting Policies

                                 a. The Company

                                    Accutone, Inc. and its wholly-owned
                                    subsidiary (the "Company") distribute
                                    hearing aids.

                                 b. Principles of Consolidation

                                    The consolidated financial statements
                                    include the accounts of Accutone, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

                                 c. Revenue Recognition

                                    Revenue is recognized when the merchandise is shipped.

                                 d. Inventories

                                    Inventories are stated at the lower of cost
                                    (first-in, first-out method) or market.

                                 e. Property and Equipment

                                    Property and equipment are stated at cost.
                                    Depreciation is computed for financial
                                    statement purposes, using the straight-line method over the estimated useful life. For income tax purposes, depreciation is computed using statutory rates.

                                 f. Income Taxes

                                    The Company and its wholly owned
                                    subsidiaries file a consolidated federal income tax return. Deferred income taxes arise as a result of differences between financial statement and income tax reporting.

                                 g. Estimates

                                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of the assets and liabilities at the date of the financial statements, the revenues and expenses during the period as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                                 h. Long-Lived Assets

                                    The company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

2. Property, Plant and
   Equipment

                                                                 2001
               -----------------------------------------------------------------
               Furniture and fixtures                          $ 13,801
               Leasehold improvements                            25,000
               Machinery and equipment                           91,169
               Customer list                                     47,935
               -----------------------------------------------------------------
                                                                177,905
               Accumulated depreciation                         (66,182)
               -----------------------------------------------------------------
                                                               $111,723
               =================================================================

3. Long-term debt
                                                                 2001
               -----------------------------------------------------------------
               Equipment loan payable to a finance
               company, collateralized by equipment
               with monthly installments of $280
               including interest at 5.9% maturing
               in 2002                                         $  4,801
               Less current maturities                            3,183
               -----------------------------------------------------------------
                                                               $  1,618
               =================================================================

4. Income taxes                     At March 31, 2001, the Company had net
                                    operating loss carryforwards of
                                    approximately $276,000 expiring from 2017 to 2020.

5. Commitment and                   The Company has incurred fees with certain
   contingencies                    stockholders for legal services performed in
                                    connection with a proposed reverse
                                    acquisition with Nantucket Industries Inc.
                                    (debtor in possession). It is anticipated
                                    that the transaction will be completed
                                    within the next six months.
================================================================================